This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-238729
SUBJECT TO COMPLETION, DATED AUGUST 12, 2020
P R E L I M I N A R Y   P R O S P E C T U S   S U P P L E M E N T
(To Prospectus dated May 27, 2020)
$
AGREE LIMITED PARTNERSHIP
    % Notes due 20
Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), is offering $      aggregate principal amount of    % Notes due 20  (the “Notes”). The Notes will bear interest at the rate of    % per year and will mature on                 , 20  . Interest on the Notes is payable on          and         of each year, beginning on            , 20  .
The Operating Partnership may redeem some or all of the Notes at any time at the prices and as described under the caption “Description of Notes—Optional Redemption.” If any Notes are redeemed on or after            , 20   (       months prior to the maturity date of the Notes), the redemption price will equal 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, up to, but not including, the redemption date.
The Notes will be the Operating Partnership’s senior unsecured obligations, will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and will be effectively subordinated in right of payment to all of its existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness), to all existing and future indebtedness and other liabilities of its subsidiaries (that are not guarantors under the Notes), whether secured or unsecured, and to all existing and future preferred equity in its subsidiaries (that are not guarantors under the Notes) not owned by it, if any, and in any entity we account for using the equity method of accounting.
The Notes will be fully and unconditionally guaranteed by Agree Realty Corporation, a Maryland corporation, our sole general partner, and by our wholly owned subsidiaries that (now or in the future) guarantee our debt or the debt of any other guarantor. These guarantees are senior unsecured obligations of the guarantors, will rank equally in right of payment with all other existing and future senior unsecured indebtedness and will effectively be subordinated to all secured indebtedness of the Operating Partnership and each guarantor (to the extent of the value of the collateral securing such indebtedness) of the guarantors. The Notes will be structurally senior to all existing and future indebtedness and other liabilities of Agree Realty Corporation from time to time outstanding, to the extent that such indebtedness is not guaranteed by the Operating Partnership.
Investing in the Notes involves risks. You should carefully read and consider the risks that we have described in “Risk Factors” beginning on page S-9 of this prospectus supplement and page 2 of the accompanying prospectus, as well as the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated by reference herein, and the other reports we file with the Securities and Exchange Commission (the “SEC”).
	Per Note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds, before expenses, to Agree Limited Partnership	%	$

(1)
Plus accrued interest from            , 2020, if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about                 , 2020.
Joint Book-Running Managers
CitigroupWells Fargo Securities
Jefferies
The date of this Prospectus Supplement is                 , 2020.

Prospectus Supplement
Prospectus
We have not, and the underwriters have not, authorized anyone to give any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, and any applicable free writing prospectus is accurate as of any date other than the date on the front of the document, or that any information we have incorporated by reference herein or therein is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement is delivered or securities are sold on a later date. When we deliver this prospectus supplement and the accompanying prospectus or make a sale pursuant to this prospectus supplement and the accompanying prospectus, we are not implying that the information is current as of the date of the delivery or sale.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
This prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus, is part of an automatic shelf registration statement that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in the accompanying prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in the accompanying prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section titled “Incorporation of Certain Documents by Reference” in this prospectus supplement. This prospectus supplement adds to, updates or changes information contained in the accompanying prospectus and the information incorporated by reference herein and therein. Accordingly, to the extent there is an inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In addition, any statement we make in a filing with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing. You should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information described below under the section titled “Incorporation of Certain Documents by Reference” in this prospectus supplement.
We are not making an offer of these securities in any jurisdiction where the offer is not permitted.
Unless otherwise indicated or the context requires otherwise, in this prospectus supplement and the accompanying prospectus references to “the Company,” “we,” “us,” and “our” refer to Agree Realty Corporation, a Maryland corporation, and its consolidated subsidiaries, including Agree Limited Partnership, and its direct and indirect subsidiaries on a consolidated basis.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference each contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “will,” “seek,” “could,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect our results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors, however, is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in this prospectus supplement and incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as well as the risks set forth below, as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Additional factors which may cause actual results to differ materially from current expectations include, but are not limited to:
•
global and national economic conditions and changes in general economic, financial and real estate market conditions;

•
the financial failure of, or other default in payment by, tenants under their leases and the potential resulting vacancies;

•
our concentration with certain tenants and in certain markets may make us susceptible to adverse events;

•
changes in our business strategy;

•
risks that our acquisition and development projects will fail to perform as expected;

•
adverse changes and disruption in the retail sector and the financing stability of our tenants, which could impact our tenants’ ability to pay rent and expense reimbursement;

•
our ability to pay dividends;

•
risks relating to information technology and cybersecurity attacks, loss of confidential information and other business disruptions;

•
loss of key management personnel;

•
the potential need to fund improvements or other capital expenditures out of operating cash flow;

•
financing risks, such as the inability to obtain debt or equity financing on favorable terms or at all;

•
the level and volatility of interest rates;

•
our ability to renew or re-lease space as leases expire;

•
limitations in our tenants’ real estate tax, insurance and operating cost reimbursement obligations;

•
loss or bankruptcy of one or more of our major tenants, and bankruptcy laws that may limit our remedies if a tenant becomes bankrupt and rejects its leases ;

S-iii

•
potential liability for environmental contamination could result in substantial costs;

•
our level of indebtedness could reduce funds available for other business purposes and reduce our operational flexibility;

•
covenants in our credit agreements and our unsecured notes could limit our flexibility and adversely affect our financial condition;

•
credit market developments may reduce availability under our revolving credit facility;

•
an increase in market interest rates could raise our interest costs on existing and future debt;

•
a decrease in interest rates, which may lead to additional competition for the acquisition of real estate or adversely affect our results of operations;

•
our hedging strategies, which may not be successful in mitigating our risks associated with interest rates;

•
legislative or regulatory changes, including changes to laws governing REITs;

•
our ability to maintain our qualification as a REIT for federal income tax purposes and the limitations imposed on our business by our status as a REIT; and

•
our failure to qualify as a REIT for federal income tax purposes could adversely affect our operations and ability to make distributions.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section below titled “Risk Factors” and the risk factors incorporated therein from our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020.

S-iv

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement. It may not contain all of the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in our securities.
Our Company
The Company is a fully integrated REIT primarily focused on the ownership, acquisition, development and management of retail properties net leased to industry leading tenants. The Company was founded in 1971 by its current Executive Chairman, Richard Agree, and the Company’s common stock was listed on the New York Stock Exchange in 1994. The Company’s assets are held by, and all of its operations are conducted through, directly or indirectly, the Operating Partnership, of which the Company is the sole general partner and in which the Company held a 99.4% interest as of June 30, 2020. Under the partnership agreement of the Operating Partnership, the Company, as the sole general partner, has exclusive responsibility and discretion in the management and control of the Operating Partnership. As of June 30, 2020, our portfolio consisted of 936 properties located in 46 states totaling approximately 18.4 million square feet of gross leasable area.
As of June 30, 2020, our portfolio was approximately 99.8% leased and had a weighted-average remaining lease term of approximately 9.7 years. A significant majority of our properties is leased to national tenants, and as of June 30, 2020, approximately 61.0% of our annualized base rent was derived from tenants, or parent entities thereof, with an investment grade credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners. Substantially all of our tenants are subject to net lease agreements. A net lease typically requires the tenant to be responsible for minimum monthly rent and property operating expenses including property taxes, insurance and maintenance.
The Company was incorporated in December 1993 under the laws of the State of Maryland. The Company believes that it has operated, and it intends to continue to operate, in such a manner to qualify as a REIT under the Internal Revenue Code of 1986, as amended. In order to maintain our qualification as a REIT, the Company must, among other things, distribute at least 90% of its REIT taxable income each year and meet asset and income tests. Additionally, the Company’s charter limits ownership of the Company, directly or constructively, by any single person to 9.8% of the value or number of shares, whichever is more restrictive, of the Company’s outstanding common stock and 9.8% of the value of the aggregate of all of its outstanding stock, subject to certain exceptions. As a REIT, the Company is not subject to federal income tax with respect to that portion of its income that is distributed currently to the Company’s stockholders. The requirements to maintain the Company’s qualification as a REIT are discussed in greater detail in the accompanying prospectus. See “Description of Common Stock—Restrictions on Ownership and Transfer” and “Material Federal Income Tax Considerations” in the accompanying prospectus.
Our headquarters are located at 70 E. Long Lake Road, Bloomfield Hills, MI 48304 and our telephone number is (248) 737-4190. Our website is www.agreerealty.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated into any other filing that we submit to the SEC.
Recent Developments
Rental Payments Update in Light of COVID-19
As of August 7, 2020, the Company received April, May and June rent payments originally contracted for such months from 93%, 90% and 90% of its portfolio, respectively. In the aggregate, the Company received second quarter rent payments originally contracted for that quarter from 91% of its portfolio. The Company has entered into deferral agreements representing 1% of April rents, 4% of May rents and 5% of June rents. In the aggregate, the Company entered into deferral agreements representing 3% of second quarter rents. As of August 7, 2020, the Company has received July rent payments originally contracted for that month from 95% of its portfolio and entered into deferral agreements with tenants representing 3% of July rents. The weighted-average deferral period for all deferral agreements entered into as of August 7, 2020 is approximately three months, with a weighted-average payback period of approximately nine months.

The Offering
The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section entitled “Description of Notes” of this prospectus supplement contains a more detailed description of the terms and conditions of the Notes and the Indenture, dated            , 2020 (the “Base Indenture”), among the Operating Partnership, the Parent Guarantor and U.S. Bank National Association, as trustee (“trustee”), as supplemented by an officer’s certificate dated            , 2020 (the “Officer’s Certificate,” and together with the Base Indenture, the “Indenture”), governing the Notes. For purposes of this section entitled “The Offering” and the section entitled “Description of Notes,” (i) references to “we,” “our” and “us” refer to Agree Limited Partnership as the issuer and not to its subsidiaries; (ii) references to the “Parent Guarantor” refer to Agree Realty Corporation; (iii) references to the “Subsidiary Guarantors” refer to the subsidiary guarantors that have guaranteed the Notes pursuant to the Indenture; and (iv) references to the “Guarantors” refer to Agree Realty Corporation and the Subsidiary Guarantors.
Issuer of Notes
Agree Limited Partnership
Securities Offered
$       aggregate principal amount of     % Notes due 20
Maturity Date
           , 20
Interest
    % per year
Interest Payment Dates
Interest is payable semi-annually in arrears on            and            of each year, commencing on            , 20  .
Ranking of Notes
The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The Notes will be effectively subordinated in right of payment to:
•
all of our existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•
all existing and future indebtedness and other liabilities, whether secured or unsecured of our subsidiaries that are not Subsidiary Guarantors and of any entity we account for using the equity method of accounting; and

•
all preferred equity not owned by us, if any, in our subsidiaries that are not Subsidiary Guarantors and in any entity we account for using the equity method of accounting.

Guarantees
The Notes will be fully and unconditionally guaranteed by the Guarantors, which includes our wholly owned subsidiaries that (now or in the future) guarantee our debt or the debt of any other Guarantor (collectively, the “Guarantees”). The Notes and the Guarantees will be senior unsecured obligations of us and of the Guarantors, and will rank equally in right of payment with all other existing and future senior unsecured indebtedness of us and of the Guarantors and senior to all of the future subordinated indebtedness of us and of any Guarantor. The Notes will be structurally subordinated in right of payment to:

•
all existing and future secured indebtedness and secured guarantees of us and each Guarantor (to the extent of the value of the collateral securing such indebtedness or guarantees);

•
all existing and future indebtedness and other liabilities (including guarantees) of subsidiaries (that are not Subsidiary Guarantors) and in any entity we account for using the equity method of accounting; and

•
all preferred equity not owned by us, if any, in our subsidiaries (that are not Subsidiary Guarantors) and in any entity we account for using the equity method of accounting.

The Guarantees may be automatically released under various circumstances. See “Risk Factors—Risks Related to the Offering—Some or all of the Guarantees may be released automatically” in this prospectus supplement.
The Parent Guarantor has no significant operations or material assets other than its direct and indirect investments in us.
Optional Redemption
Prior to            , 20  , the Notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:
•
an amount equal to 100% of the principal amount of the Notes to be redeemed; and

•
a make-whole premium;

plus accrued and unpaid interest, if any, but excluding the redemption date.
Notwithstanding the foregoing, if any of the Notes are redeemed on or after            , 20  (       months prior to the maturity date of the Notes), the redemption price will equal 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, up to, but not including, the redemption date. See “Description of Notes—Optional Redemption” in this prospectus supplement.
Use of Proceeds
We expect that the net proceeds from this offering will be approximately $       million after deducting the underwriting discount and estimated expenses related to this offering payable by us.
We intend to use the net proceeds from this offering to fund property acquisitions and development activity, for working capital and for general corporate purposes, including to reduce amounts outstanding under our $500.0 million senior unsecured revolving credit facility (“revolving credit facility”). See “Use of Proceeds” in this prospectus supplement.
Affiliates of certain of the underwriters in this offering are lenders under our revolving credit facility and will receive a pro rata portion of the net proceeds to the extent that we use any such proceeds to reduce the outstanding balance thereunder.
Certain Covenants
The Indenture will contain certain covenants that, among other things, limit:
•
our ability and the ability of any Guarantor to consummate a merger, consolidation or sale of all or substantially all of our assets; and

•
the ability of the Parent Guarantor and its subsidiaries, including us, to incur secured and unsecured indebtedness.

In addition, we will be required to maintain total unencumbered assets of at least 150% of the total unsecured indebtedness of the Parent Guarantor and its subsidiaries on a consolidated basis.
These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes” in this prospectus supplement.
No Limitation on Incurrence of New Debt
Subject to compliance by the Parent Guarantor and its subsidiaries with covenants relating to their aggregate debt, debt service, maintenance of total unencumbered assets and secured aggregate debt, the Indenture will not limit the amount of debt we may issue under the Indenture or otherwise.
Further Issuances
We may from time to time, without notice to or consent of existing noteholders, create and issue additional notes having idential terms as the Notes offered by this prospectus supplement and the accompanying prospectus in all respects, except for the issue date, the issue price and first payment of interest thereon. The Notes and any additional notes issued in this manner would be treated as a single series, provided, however, that if such additional notes will not be fungible with the applicable previously outstanding notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.
No Public Market
The Notes are a new issue of securities with no established trading market.
We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.
Book-Entry Form
The Notes will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, DTC, in New York, New York. Beneficial interests in the global certificates representing the Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated Notes, except in limited circumstances.
Risk Factors.
Investing in the Notes involves risks. You should carefully consider along with other matters included or incorporated by reference in this prospectus supplement or the accompanying prospectus, the information set forth under the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and page 2 of the accompanying prospectus, as well as the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated by reference herein.
Trustee
U.S. Bank National Association

RISK FACTORS
Investing in the Notes involves risks. Before acquiring the Notes offered pursuant to this prospectus supplement, you should carefully consider the risk factors discussed in this prospectus supplement and incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as well as the risks, uncertainties and additional information set forth in documents that we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. For a description of these reports and documents, and for information about where you can find them, see “Incorporation of Certain Documents by Reference” in this prospectus supplement. The risks and uncertainties we discuss in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are those that we currently believe may materially affect the Company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, liquidity, results of operations, business and prospects. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.
Risks Related to this Offering
Our level of indebtedness could materially and adversely affect our financial position, including reducing funds available for other business purposes, reducing our operational flexibility, limiting our availability to make distributions to shareholders and limiting our ability to fulfill our obligations under the Notes, and we may have future capital needs and may not be able to obtain additional financing on acceptable terms.
At June 30, 2020, our ratio of total debt to enterprise value (assuming conversion of outstanding units of limited partnership in the Operating Partnership (“OP Units”) into shares of our common stock) was approximately 18.2%. Incurring substantial debt may adversely affect our business and operating results by:
•
requiring us to use a substantial portion of our cash flow to pay interest and principal, which reduces the amount available for distributions, acquisitions and capital expenditures;

•
making us more vulnerable to economic and industry downturns and reducing our flexibility to respond to changing business and economic conditions;

•
requiring us to agree to less favorable terms, including higher interest rates, in order to incur additional debt, and otherwise limiting our ability to borrow for operations, working capital or to finance acquisitions in the future; or

•
limiting our flexibility in conducting our business, including our ability to finance or refinance our assets, contribute assets to joint ventures or sell assets as needed, which may place us at a disadvantage compared to competitors with less debt or debt with less restrictive terms.

The agreements governing our indebtedness contain and the Indenture will contain restrictions and covenants that limit or will limit our ability to operate our business. In addition, the use of leverage presents an additional element of risk in the event that (i) the cash flow from lease payments on our properties is insufficient to meet debt obligations, (ii) we are unable to refinance our debt obligations as necessary or on as favorable terms, (iii) there is an increase in interest rates, (iv) we default on our financial obligations or (v) debt service requirements increase. If a property is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, the property could be foreclosed upon with a consequential loss of income and asset value to us.
We generally intend to maintain a ratio of total indebtedness (including construction or acquisition financing) to total market capitalization of 65% or less. Nevertheless, we may operate with debt levels which are in excess of 65% of total market capitalization for extended periods of time. If our debt capitalization policy were changed, we could become more highly leveraged, resulting in an increase in debt service that could adversely affect our operating cash flow and our ability to make expected distributions to shareholders, and could result in an increased risk of default on our obligations.

The Notes and the Guarantees will be unsecured and effectively subordinated to our and the Guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and the effective and structural subordination of the Notes may limit our ability to satisfy our obligations under the Notes.
The Notes and the Guarantees will not be secured. Upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us or our property, the holders of our secured debt and of secured debt of each of our subsidiaries (including the Subsidiary Guarantors) will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt and to be paid in full, from the assets securing that secured debt before any payment may be made with respect to the Notes that are not secured by those assets. In that event, because the Notes and the Guarantees will not be secured by any of our assets, it is possible that there will be no assets from which claims of holders of the Notes (including under the Guarantees) can be satisfied or, if any assets remain, that the remaining assets will be insufficient to satisfy those claims in full. If the value of such remaining assets is less than the aggregate outstanding principal amount of the Notes and accrued interest and all future debt ranking equally with the Notes and the Guarantees, we will be unable to fully satisfy our obligations under the Notes. In addition, if we fail to meet our payment or other obligations under our secured debt, the holders of that secured debt would be entitled to foreclose on our assets securing that secured debt and liquidate those assets. Accordingly, we may not have sufficient funds to pay amounts due on the Notes. As a result, noteholders may lose a portion or the entire value of their investment in the Notes. Further, the terms of the Notes and the Guarantees will permit us to incur additional secured indebtedness subject to compliance with certain debt ratios. The Notes and the Guarantees will be effectively subordinated to any such additional secured indebtedness.
The Notes will rank equally with all of our other senior indebtedness outstanding from time to time, including our revolving credit facility, our senior unsecured notes and our unsecured terms loans. And, subject to compliance with certain covenants, the Indenture will not limit our ability to incur indebtedness, which could be substantial. To the extent we incur additional indebtedness, the risks associated with our leverage would increase. A breach of the covenants or other event of default under any of our indebtedness or Notes would allow the lenders or holders of the Notes, as the case may be, to accelerate payment of amounts outstanding under one or all of those agreements. To the extent that our assets and the assets of the Guarantors cannot satisfy in full our unsecured debt, the holders of such debt would have a claim for any shortfall that would rank equally in right of payment with the Notes. In such an event, we may not have sufficient assets remaining to pay amounts on any or all of the Notes.
The Notes and the Guarantees will be structurally subordinated to the payment of all indebtedness and other liabilities and any preferred equity of our subsidiaries that do not guarantee the Notes and of any entity we account for using the equity method of accounting.
The Operating Partnership, the Parent Guarantor and the Subsidiary Guarantors will be the sole obligors on the Notes and the Parent Guarantor and the Subsidiary Guarantors will be the sole obligors on the Guarantees. Our non-guarantor subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due on the Notes or the Guarantees, or to make any funds available therefor, whether by dividend, distribution, loan or other payments. The rights of holders of the Notes to benefit from any of the assets of our non-guarantor subsidiaries are subject to the prior satisfaction of claims of those subsidiaries’ creditors and any preferred equity holders. As a result, the Notes and the Guarantees will be structurally subordinated to all indebtedness, guarantees and other liabilities of our subsidiaries that do not guarantee the Notes, including guarantees of other indebtedness of ours, payment obligations under lease agreements, trade payables and preferred equity. As of June 30, 2020, our non-guarantor subsidiaries had total indebtedness of approximately $33.9 million, which will be structurally senior to the Notes.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.
Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a Guarantee could be voided, or claims in respect of a Guarantee could be subordinated to all other debts of that Guarantor if, among other things, the Guarantor, at the time it incurred the debt evidenced by its Guarantee:

•
received less than reasonably equivalent value or fair consideration for the incurrence of such Guarantee; and

•
was insolvent or rendered insolvent by reason of such incurrence;

•
was engaged in a business or transaction for which the Guarantor’s remaining assets constituted unreasonably small capital; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that Guarantor pursuant to its Guarantee could be voided and required to be returned to the Guarantor, or to a fund for the benefit of our creditors or the creditors of the Guarantor.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in making these determinations. In addition, each Guarantee will contain a provision intended to limit the Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its Guarantee to be a fraudulent transfer. This provision may not be effective to protect the Guarantees from being voided under fraudulent transfer laws, or may eliminate the Guarantor’s obligations or reduce the Guarantor’s obligations to an amount that effectively makes the Guarantee worthless.
The Parent Guarantor is a holding company with no direct operations. As a result, the Parent Guarantor relies on funds received from the Operating Partnership to pay its liabilities, including its obligation to fully and unconditionally guarantee payments due on the Notes.
The Parent Guarantor will fully and unconditionally guarantee all payments due on the Notes. However, the Parent Guarantor is a holding company and conducts all of its operations through the Operating Partnership. The Parent Guarantor does not have, apart from its ownership of the Operating Partnership, any independent operations. As a result, the Parent Guarantor relies on distributions from the Operating Partnership to meet its debt service and other obligations, including its obligation to fully and unconditionally guarantee all payments due on the Notes.
The ability of subsidiaries of the Operating Partnership to make distributions to the Operating Partnership, and the ability of the Operating Partnership to make distributions to the Parent Guarantor in turn, will depend on their operating results and on the terms of any indebtedness to which the Operating Partnership or the subsidiaries are parties. Such loans may contain lockbox arrangements, reserve requirements, financial covenants and other provisions that restrict the distribution of funds. Further, in the event of a default under these loans, the defaulting subsidiary would be prohibited from distributing cash.
The Parent Guarantor’s guarantee of the Notes will rank equally in right of payment with all of the Parent Guarantor’s senior unsecured indebtedness, including our revolving credit facility and its guarantee of our credit facilities and senior unsecured notes, will rank senior in right of payment to all of its subordinated indebtedness, and will be effectively subordinated to all of its secured indebtedness to the extent of the value of the collateral securing such indebtedness.
As of June 30, 2020, the Parent Guarantor owned approximately 99.4% of the OP Units in the Operating Partnership. However, the Operating Partnership may issue additional OP Units in the future. Such issuances could reduce the Parent Guarantor’s ownership percentage in the Operating Partnership.

There is no public market for the Notes, and one may not develop, be maintained or be liquid.
The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. We cannot assure you that an active trading market for any of the Notes will exist in the future. Even if a market develops, the liquidity of the trading market for the Notes and the market price quoted for the Notes may be adversely affected by changes in the overall market for fixed income securities, by changes in our financial performance or prospects, or by changes in the prospects for REITs or for the real estate industry generally.
Some or all of the Guarantees may be released automatically.
A Subsidiary Guarantor shall be automatically released from its Guarantee under various circumstances described under “Description of the Notes—Guarantee.” Such release may occur at any time upon a sale, disposition or transfer, in compliance with the provisions of the Indenture, of the capital stock of such Subsidiary Guarantor or of substantially all of the assets of such Subsidiary Guarantor, or if at any time when no Event of Default has occurred and is continuing with respect to the Notes, such Subsidiary Guarantor no longer guarantees any other debt of ours or any Guarantor. Accordingly, the Notes may not at all times be guaranteed by some or all of the subsidiaries, which will guarantee the Notes on the date they are initially issued. See “Description of the Notes—Guarantee” in this prospectus supplement.

USE OF PROCEEDS
We expect to receive net proceeds of approximately $      million from this offering (after deducting the underwriting discount and estimated expenses related to this offering payable by us). We intend to use the net proceeds from this offering to fund property acquisitions and development activity, for working capital and for general corporate purposes, including to reduce amounts outstanding under our revolving credit facility.
As of July 31, 2020, the principal amount outstanding under our revolving credit facility was $144.0 million with an interest rate of approximately 1.00%. Our revolving credit facility matures on January 15, 2024, subject to two six-month extension options that we may exercise at our option, subject to certain customary conditions. We may use proceeds from borrowings under our credit facility to repay other outstanding debt, to fund our property acquisitions and development activity, and for working capital and other general corporate purposes. Pending application of the net proceeds from this offering as described above, we may invest such proceeds in short-term, interest-bearing investments that are consistent with our intention to continue to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in properties and development activity.
Affiliates of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are lenders under our revolving credit facility and will receive a pro rata portion of the net proceeds to the extent that we use any such proceeds to reduce the outstanding balance thereunder. See “Underwriting” in this prospectus supplement.

DESCRIPTION OF NOTES
The following description of the Notes (referred to in the accompanying prospectus as the “debt securities”) supplements, and to the extent inconsistent, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. The following description of the Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Notes and the Indenture, which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Notes or the Indenture, as applicable. As used in this section, (i) references to “we,” “our” and “us” refer to Agree Limited Partnership as the issuer and not to its subsidiaries; (ii) references to the “Parent Guarantor” refer to Agree Realty Corporation; (iii) references to the “Subsidiary Guarantors” refer to the subsidiary guarantors set forth in the Indenture; and (iv) references to the “Guarantors” refer to Agree Realty Corporation and the Subsidiary Guarantors.
General
We will issue the Notes under the Indenture. The terms of the Notes will include those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The Notes are subject to all of these terms, and holders of Notes are referred to the Indenture and the TIA for a statement of those terms.
The Notes will be limited initially to $       million aggregate principal amount. We may in the future, without the consent of holders, issue additional Notes on the identical terms as the Notes being offered hereby other than with respect to the date of issuance, the issue price and date of first payment thereon. The Notes and any additional Notes subsequently issued under the Indenture would be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, however, that if such additional Notes will not be fungible with the applicable previously outstanding Notes for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP number.
The following description is a summary of the material provisions of the Indenture. It does not restate the agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the Notes. Copies of the Indenture are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below have the meanings assigned to them in the Indenture. Except as set forth in this prospectus supplement under the caption “—Covenants,” the Indenture does not contain any provisions applicable to the Notes that would limit our, our subsidiaries’ or any Guarantor’s ability to incur indebtedness or that would afford holders of the Notes protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.
The Notes will be issued only in fully registered form, in minimum denominations of $2,000 and integral multiples of $1,000. The Notes will be issued as registered global notes in book-entry form.
Principal and Interest
The Notes will bear interest at the rate of     % per year and will mature on            , 20   (the “stated maturity date”). The Notes are not entitled to the benefit of any sinking fund payments. Interest on the outstanding principal of the Notes will accrue from            , 2020 and will be payable semi-annually in arrears on          and           of each year (each such date being an “interest payment date”), commencing on            , 20  , to the holders in whose names the Notes are registered in the security register at the close of business on the immediately preceding          or          , as the case may be (each such date being a “regular record date”). Interest on the Notes shall accrue from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment with respect to the Notes) to, but excluding the applicable interest payment date, the stated maturity date, the date of acceleration or date of earlier redemption (the stated maturity date, the date of acceleration or date of earlier redemption referred to collectively herein as the “maturity date”), as the case may be. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, maturity date or earlier date of redemption falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that interest payment date, that maturity date or that date of redemption, as the case may be, until the next business day. For purposes of the Notes, a business day means any day, other than a Saturday or Sunday, or legal holidays in The City of New York (or in connection with any payment, the place of payment) on which banking institutions are authorized or required by law, regulation or executive order to be closed.
The principal of, premium, if any, and interest on, the Notes shall be payable at the corporate trust office of the trustee; provided that, if no wire transfer is provided, we may make interest payments by check mailed to the address of the person entitled to the payment as that address appears in the applicable register for those Notes. While the Notes are registered as a registered global note, payment of principal, premium, if any, and interest on the Notes shall be made by wire transfer to the account of the depositary or its nominee. Notes may be surrendered for registration of transfer or exchange, and notices or demands to or upon us in respect of the Notes and the Indenture may be served, at such corporate trust office as well.
If we redeem the Notes, we will pay accrued and unpaid interest, if any, to holders of the Notes who surrender such Notes for redemption. However, if a redemption date falls after a regular record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, due on such interest payment date to the holder of record at the close of business on the corresponding regular record date (instead of the holder surrendering its Notes for redemption) and the redemption price (as defined below) shall not include accrued and unpaid interest, if any, up to, but not including, the redemption date.
Ranking
The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The Notes will be effectively subordinated in right of payment to:
•
all of our existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•
all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries (if not Subsidiary Guarantors) and of any entity we account for using the equity method of accounting; and

•
all preferred equity not owned by us, if any, in our subsidiaries (if not Subsidiary Guarantors) and in any entity we account for using the equity method of accounting.

Although the Indenture will contain covenants that will limit the Parent Guarantor’s ability and the ability of its subsidiaries (including us) to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and the Parent Guarantor and its subsidiaries (including us) may be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants.
For additional information, see “Risk Factors—Risks Related to this Offering—The Notes and the Guarantees will be structurally subordinated to the payment of all indebtedness and other liabilities and any preferred equity of our subsidiaries that do not guarantee the Notes.”
Guarantee
In addition to the Parent Guarantor, those Subsidiaries which (now or in the future) guarantee our debt or the debt of any Guarantor, will automatically become Subsidiary Guarantors of the Notes. The Parent Guarantor and each Subsidiary Guarantors will guarantee our obligations under the Notes on a full and unconditional basis, including the due and punctual payment of principal of, the premium, if any, and interest, if any, on, the Notes, whether at stated maturity, upon acceleration, upon redemption or otherwise and interest on the overdue principal and premium, if any, and interest on any interest on the Notes, if lawful. Under the terms of the Guarantees, holders of the Notes will not be required to exercise their remedies against us before they proceed directly against any Guarantor. The obligations of each Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of such Guarantor in respect of the obligations of the Guarantor under the Indenture result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance. Further each Guarantor agrees, to the extent permitted under applicable law, that in the event of our insolvency, bankruptcy, dissolution, liquidation or reorganization, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise. See “Risk Factors—Risks Related to this Offering—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.”
The Notes and the Guarantees will be senior unsecured obligations of us and the Guarantors and will rank equally with all of the other existing and future senior indebtedness of us and the Guarantors and senior to all of the future subordinated indebtedness, if any, of us and of any Guarantor. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities (including guarantees) of the Subsidiaries, if not Subsidiary Guarantors, and will be effectively subordinated to all secured indebtedness of us and of each Guarantor to the extent of the value of the assets securing such indebtedness. The Notes will be structurally senior to all existing and future indebtedness and other liabilities of the Parent Guarantor from time to time outstanding, to the extent that such indebtedness is not guaranteed by us.
Any Subsidiary Guarantor will be automatically and unconditionally released (i) upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of such Subsidiary Guarantor (other than to us or any of our affiliates); or (ii) upon the sale or disposition of all or substantially all the property of such Guarantor (other than to any of our affiliates); or (iii) if at any time when no Event of Default has occurred and is continuing with respect to the Notes, such Subsidiary Guarantor no longer guarantees (or which guarantee is being simultaneously released or will be immediately released after the release of the Subsidiary Guarantor) any other Debt of ours or of any Guarantor.
The guarantee of the Notes also will be automatically released if we exercise our legal defeasance or our covenant defeasance option with respect to the Notes as set forth in Article VIII of the Base Indenture, or if our obligations under the Base Indenture with respect to the Notes are discharged as set forth therein.
The Parent Guarantor generally does not have any significant operations or material assets other than its direct and indirect investments in us.
For additional information, see “Risk Factors—Risks Related to this Offering—The Notes and the Guarantees will be structurally subordinated to the payment of all indebtedness and other liabilities and any preferred equity of our subsidiaries that do not guarantee the Notes and of any entity we account for using the equity method of accounting.”
Optional Redemption
Prior to            , 20   (the “Par Call Date”), we may redeem the Notes at any time at our option in whole or from time to time in part, at a redemption price equal to the greater of: (a) 100% of the principal amount of the Notes to be redeemed, and (b) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable redemption date), assuming that the Notes matured and that accrued and unpaid interest on the Notes was payable on the Par Call Date, discounted to such redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus        basis points (determined on the third business day preceding the date the notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made (the “make-whole premium”), plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to but excluding such redemption date.

On and after the Par Call Date, we may redeem the Notes at any time in whole or from time to time in part at our option at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the applicable redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming that the Notes matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed (assuming, that the Notes matured on the applicable Par Call Date).
“Comparable Treasury Price” means, with respect to any redemption date for the Notes:
(a)
if five or more Reference Treasury Dealer Quotations are obtained for such redemption date, the average of such Reference Treasury Dealer Quotations after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

(b)
if fewer than five but more than one such Reference Treasury Dealer Quotations are obtained for such Redemption Date, the average of all such Reference Treasury Dealer Quotations, or

(c)
if only one such Reference Treasury Dealer Quotation is obtained for such Redemption Date, that Reference Treasury Dealer Quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.
“Reference Treasury Dealer” means, (1) each of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC and their respective successors and (2) three other firms that are primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which the Issuer will specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Issuer will substitute another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by us of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing or available in the most recently published statistical release designated “H.15” or any successor publication which is published at least weekly by the Board of Governors of the Federal Reserve System (or in each case any companion online data resource published at least weekly by the Federal Reserve) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor publication or release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. For purposes of the preceding sentence, the Treasury Rate shall be calculated on the third business day preceding the date the notice of redemption is given. In the case of a satisfaction and discharge, such rates shall be determined as of the date of the deposit with the trustee.
Notice of redemption will be mailed or sent by electronic transmission (or in the case of the global note, given pursuant to the applicable procedures of The Depository Trust Company) at least 15 but not more than 60 calendar days before the redemption date to each holder of record of the Notes to be redeemed at its last registered address and the trustee (if the notice is to be delivered by us). The notice of redemption for the Notes will state, among other things, the aggregate principal amount of Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed. Unless we default in payment of the redemption price, interest, if any, will cease to accrue on any Notes that have been called for redemption at the redemption date, on and after the redemption date (unless we default in the payment of the redemption price) such Notes shall cease to be entitled to any benefit or security under the Indenture and the holders of such Notes shall have no right in respect of such Notes except the right to receive the redemption price thereof.
If less than all of the Notes are to be redeemed at our option, the trustee will select, in a manner it deems fair and appropriate, including by lot, pro rata or other method, subject to the customary procedures of DTC (or relevant depositary), the Notes to be redeemed (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof).
In the event of any redemption of the Notes, we will not be required to:
•
issue or register the transfer of any Note during a period beginning at the opening of business 15 days before any selection of the Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of the Notes to be so redeemed, or

•
register the transfer of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Merger, Consolidation or Sale
We or the Parent Guarantor may consolidate or merge with or into any other person or convey, sell, transfer or lease all or substantially all of our respective properties and assets to any person, provided that the following conditions are met:
•
we or the Parent Guarantor shall be the surviving entity, as the case may be, if the successor entity formed by any such merger or consolidated is other than us or the Parent Guarantor, as the case may be, or the person which shall have received the transfer of assets shall, in our case expressly assume payment of principal of, and premium, if any, and interest, if any, on, all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the Indenture and in the case of the Parent Guarantor, expressly assume all of its obligations under the Guarantee;

•
immediately after giving effect on a pro forma basis to the transaction, no Event of Default shall have occurred and be continuing and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•
an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, sale, transfer or lease and such supplemental indenture, if any, comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction and the supplemental indenture in respect thereto have been complied with shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which we or the Parent Guarantor, as the case may be, is not the continuing entity, the successor entity will succeed to, and be substituted for, us or the Parent Guarantor, as the case may be, under the Indenture and, subject to the terms of the Indenture, we or the Parent Guarantor, as the case may be, will be released from our or its obligations, as the case may be, under the Indenture and the Guarantee.
We and the Parent Guarantor will not permit any Subsidiary Guarantor to consolidate or merge with or into any other person, or sell or convey all or substantially all of its respective properties and assets to any person unless:

•
such Subsidiary Guarantor shall be the continuing entity, or the successor entity (if not such Subsidiary Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all the obligations of such Subsidiary Guarantor, if any, under the Notes or its Guarantee, as applicable; provided, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another person (other than to the Parent Guarantor or an affiliate of the Parent Guarantor), whether through a merger, consolidation or sale of capital stock or has sold, leased or conveyed all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its capital stock, ceases to be a Subsidiary;

•
immediately after giving effect on a pro forma basis to the transaction (including the incurrence of any Debt in connection therewith), no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•
an officer’s certificate and an opinion of counsel covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which such Subsidiary Guarantor is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of such Subsidiary Guarantor, and such Subsidiary Guarantor shall be discharged from its obligations under the Indenture.
This “Merger, Consolidation or Sale of Assets” covenant will not apply to:
•
a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent Guarantor, us or the Subsidiary Guarantors;

•
a merger between the Parent Guarantor or any of its Subsidiaries, respectively, and the Parent Guarantor or such Subsidiary incorporated or formed solely for the purpose of reincorporating or reorganizing the Parent Guarantor or such Subsidiary in another state of the United States.

Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.
No Protection in the Event of a Change of Control
The Notes will not contain any provisions that may afford holders of the Notes protection in the event we or the Parent Guarantor have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of the Notes.
Covenants
Limitations on Debt
Aggregate Debt Test
The Parent Guarantor will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt on a pro forma basis, the aggregate outstanding principal amount of the Debt of the Parent Guarantor and its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 60% of the sum of (without duplication):
•
the Parent Guarantor’s Total Assets as of the end of the latest fiscal quarter covered in the Parent Guarantor’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not required under the Exchange Act, furnished to the trustee) prior to the incurrence of such additional Debt; and

•
the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Parent Guarantor or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained in connection with the incurrence of such additional Debt.

Debt Service Test
The Parent Guarantor will not, and will not permit any of its Subsidiaries to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumptions that:
•
such Debt and any other Debt incurred by the Parent Guarantor or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt since the first day of such period, had occurred as of the first day of such four-quarter period;

•
the repayment or retirement of any other Debt (other than Debt repaid or retired with the proceeds of any other Debt, which repayment or retirement shall be calculated pursuant to the immediately preceding bullet and not this bullet) by the Parent Guarantor or its Subsidiaries since the first day of such four-quarter period had been repaid or retired as of the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period);

•
in the case of Acquired Debt or Debt incurred by the Parent Guarantor or any of its Subsidiaries in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

•
in the case of any acquisition or disposition by the Parent Guarantor or any of its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described in this covenant or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate (to the extent such Debt has been hedged to bear interest at a fixed rate, only the portion of such Debt, if any, that has not been so hedged), then, for purposes of calculating the Annual Service Charge, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate that would have been in effect during the entire such period had been the applicable rate for the entire such period.
Maintenance of Total Unencumbered Assets
The Parent Guarantor and its Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Parent Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
Secured Debt Test
The Parent Guarantor will not, and will not permit any of its Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate outstanding principal amount of the Secured Debt of the Parent Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP is greater than 40% of the sum of (without duplication):

•
the Parent Guarantor’s Total Assets as of the end of the latest fiscal quarter covered in the Parent Guarantor’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, furnished to the trustee) prior to the incurrence of such additional Debt; and

•
the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Parent Guarantor or any of its Subsidiaries since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

For purposes of the covenants described under this “—Limitations on Debt,” Debt shall be deemed to be “incurred” by the Parent Guarantor or any of its Subsidiaries whenever Parent Guarantor or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.
Furthermore, nothing in the covenants described under this “—Limitations on Debt” shall prevent the incurrence by the Parent Guarantor or any of its Subsidiaries of Debt between or among the Parent Guarantor or any of its Subsidiaries.
Future Subsidiary Guarantors
Each Subsidiary of the Parent Guarantor that guarantees (now or in the future) other Debt of ours or of any Guarantor shall immediately be and become, automatically and without the execution or delivery of any instruction or other action, jointly and severally with any other Guarantors of the Notes, a Guarantor of the Notes and shall be subject to and bound by all of the terms and provisions of the Indenture applicable to a Guarantor of the Notes. Within 30 days, the Parent Guarantor shall cause each such Subsidiary Guarantor to execute and deliver to the trustee a guarantee pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis, the due and punctual payment of principal of, the premium, if any, and interest on the Notes consistent with the guarantee in Article X of the Indenture.
Existence
Except as permitted under “—Merger, Consolidation or Sale,” the Parent Guarantor and we will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, right (both charter and statutory), and franchises of us and any Guarantor; provided, however, that neither we nor any Guarantor will be required to preserve any right or franchise if we or the Parent Guarantor determines that the preservation of the right or franchise is no longer desirable in the conduct of our or such Guarantor’s business.
Provision of Financial Information
For as long as any of the Notes are outstanding, we and the Parent Guarantor will deliver to the trustee within 15 days of the date that we or the Parent Guarantor is required to file the same with the SEC copies of the annual reports, quarterly reports and of the information, documents, and other reports; provided if neither we nor the Parent Guarantor is subject to the requirements of such Section 13 or 15(d), we and the Parent Guarantor shall continue to (1) file such reports and other documents with the SEC (unless the SEC will not accept such filings) on or prior to the respective dates by which we or the Parent Guarantor, would have been required so to file such documents if it were so subject, and (2) file with the trustee copies of such reports and other documents; provided if the SEC will not accept such filings for any reason, we will make the reports referred to in the preceding paragraph available on the Parent Guarantor’s website within the required timeframe that would apply if we were required to file those reports with the SEC. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee and the holders as of the time of such filing via EDGAR.
We and the Parent Guarantor will also file with the trustee for the Notes, and transmit to holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to such act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the trustee within 15 days after the same is so required to be filed with the SEC.

Maintenance of Properties
We and the Parent Guarantor will maintain and keep our properties in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements as we judge necessary to carry on the business of our properties; provided, that we may (1) remove permanently any property that has been condemned or suffered casualty loss, (2) discontinue any maintenance or operation of any property if, in the Company’s reasonable judgment, such removal is not disadvantageous in any material respect to the Holders of the Notes or (3) sell or otherwise disposing of these properties for value in the ordinary course of business.
Payment of Taxes and Other Claims
We and the Parent Guarantor shall pay or discharge (or, if applicable, cause to be transferred to bond or other security) or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed on us, the Parent Guarantor or any Subsidiaries or the income, profits or property of us, the Parent Guarantor or any Subsidiaries; provided, that we and the Parent Guarantor will not pay or discharge (or transfer to bond or other security) or cause to be paid or discharged any tax, assessment or charge if we are contesting in good faith the applicability or validity of which through appropriate proceedings and for which we or Parent Guarantor, as applicable, have established adequate reserves in accordance with GAAP or (b) where the failure to effect such payment is not, in our or the Parent Guarantor’s reasonable judgment, adverse in any material respect to the Holders of the Notes.
Insurance
We and the Parent Guarantor will, and will cause the Subsidiaries to, keep in force insurance policies upon all of our and their properties and operations with financially sound and reputable carriers in industry customary amounts and risk coverage, in accordance with prevailing market conditions and availability.
Certain Definitions
For purposes of the foregoing covenants, the following definitions apply:
“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.
“Annual Service Charge” for any period means, without duplication, the amount that is payable for interest expense on, and the amortization during such period of any original issue discount of, the Parent Guarantor’s and its Subsidiaries’ Debt in such period.
“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Parent Guarantor and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):
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interest expense on Debt of the Parent Guarantor and its Subsidiaries,

•
provision for taxes of the Parent Guarantor and its Subsidiaries based on income,

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amortization of debt discount, premium and other deferred financing charges,

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provision for gains and losses and depreciation and amortization,

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the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period,

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gains and losses resulting from the extinguishment of debt, and

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all other non-cash charges.

“Debt” of the Parent Guarantor or any of its Subsidiaries means any indebtedness of the Parent Guarantor or any of its Subsidiaries, excluding any accrued expense or trade payable, whether or not contingent, in respect of:
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borrowed money evidenced by bonds, notes, debentures or similar instruments,

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indebtedness secured by any Lien existing on property owned by the Parent Guarantor or any of its Subsidiaries, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such Lien existing on property owned by the Parent Guarantor or any of its Subsidiaries,

•
the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement, or

•
any lease of property by the Parent Guarantor or any of its Subsidiaries as lessee that is reflected on the Parent Guarantor’s consolidated balance sheet and classified as a finance lease in accordance with GAAP, and to the extent, in the case of items of indebtedness under the first and third bullets immediately above, that any such items (other than letters of credit) would appear as a liability on the Parent Guarantor’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Parent Guarantor or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Parent Guarantor or any of its Subsidiaries); provided, however, that the term “Debt” shall not include Permitted Non-Recourse Guarantees of the Parent Guarantor or any of its Subsidiaries until such time as they become primary obligations of, and payments are due and required to be made thereunder by, the Parent Guarantor or any of its Subsidiaries.
“Earnings from Operations” for any period means net income excluding gains and losses on sales of investments, net, as reflected in the financial statements of the Parent Guarantor and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Lien” means any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, security interest, security agreement or other encumbrance of any kind.
“Non-Recourse Debt” means Debt of a joint venture or Subsidiary of the Parent Guarantor (or an entity in which the we are a general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including Capital Stock) of such joint venture or Subsidiary (or an entity in which we are a general partner or managing member that is the borrower) and is non-recourse to the Parent Guarantor or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of the Parent Guarantor (or entity in which we are the general partner or managing member that is the borrower); provided further that, if any such Debt is partially recourse to the Parent Guarantor or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of the Parent Guarantor (or entity in which we are is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”
“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees, indemnities or other customary guarantees provided to lenders (including by means of separate indemnification agreements, carve-out guarantees or pledges of the equity interests in the borrower ) under such Non-Recourse Debt in the ordinary course of business of the Parent Guarantor or any of its Subsidiaries in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including Capital Stock) of a joint venture or Subsidiary of the Parent Guarantor (or an entity in which we are the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to the Parent Guarantor or any of its other Subsidiaries, except for such completion or budget guarantees, indemnities or other guarantees (including by means of separate indemnification agreements or carve-out guarantees or pledges of the equity interests in the borrower) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to non-recourse liability).
“Secured Debt” means Debt secured by a Lien on any property or assets of the Parent Guarantor or any of its Subsidiaries.
“Subsidiary Guarantors” means, as of any date, all Subsidiaries of the Parent Guarantor, if any, that guarantee the obligations of the Company under the Indenture and the Notes in accordance with the provisions of the Guarantee, and “Subsidiary Guarantor” means any one of the Subsidiary Guarantors; provided that upon the release or discharge of such Subsidiary Guarantor from its guarantee in accordance with the Indenture, such Subsidiary shall cease to be a Subsidiary Guarantor.
“Total Assets” means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of the Parent Guarantor’s and its Subsidiaries’ other assets, but excluding accounts receivables, right of use assets relating to operating leases and non-real estate intangibles, determined on a consolidated basis in accordance with GAAP.
“Total Unencumbered Assets” means the sum of the Parent Guarantor’s and its Subsidiaries’ Undepreciated Real Estate Assets and the value determined on a consolidated basis in accordance with GAAP of all of the Parent Guarantor’s and its Subsidiaries’ other assets (other than accounts receivables, right of use assets relating to operating leases and non-real estate intangibles), in each case not subject to any Lien of any kind for borrowed money; provided, however, that “Total Unencumbered Assets” does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.
“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets (and related intangibles) of the Parent Guarantor and its Subsidiaries on such date, before depreciation and amortization charges determined on a consolidated basis in accordance with GAAP.
“Unsecured Debt” means Debt of the types described in first and third bullets of the definition thereof that is not secured by any Lien upon any of the properties of the Parent Guarantor or any of its Subsidiaries.
Events of Default
The Indenture provides that the following events are “Events of Default” with respect to the Notes:
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default for 30 days in the payment of any installment of interest under the Notes;

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default in the payment of the principal amount or premium, if any, due with respect to the Notes, when the same becomes due and payable;

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failure by us or any Guarantor to comply with any of our or any Guarantor’s respective other agreements in the Notes or the Indenture with respect to the Notes upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate outstanding principal amount of the Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice;

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failure to pay any Debt (other than Non-Recourse Debt) (a) of ours, the Parent Guarantor or any Material Subsidiary (as defined in the Indenture) or any entity in which we are the general partner or managing member, and (b) in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which Debt is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding Notes);

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certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, the Parent Guarantor or any Material Subsidiary or all or substantially all of their respective property; or

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the Guarantee of any Guarantor is not (or is claimed by any Guarantor in writing to the trustee not to be) in full force and effect (other than in accordance with the terms of the Indenture) with respect to the Notes.

If an Event of Default under the Indenture with respect to the Notes occurs and is continuing (other than an Event of Default specified in the second to last bullet immediately above, which shall result in an automatic acceleration), then, in every case, the trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount (or specified amount) of, premium, if any, and accrued and unpaid interest on, all of the Notes to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of outstanding Notes may waive all defaults or Events of Default and rescind and annul the declaration and its consequences if:
•
we or the Parent Guarantor shall have deposited with the trustee all required payments of the principal of, and premium, if any, and interest on, the Notes, plus certain fees, expenses, disbursements and advances of the trustee; and

•
all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof), or premium, if any, and interest on, the Note, have been cured or waived as provided in the Indenture.

The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding Notes may waive any past default with respect to the Notes and its consequences, except a default:
•
in the payment of the principal of, and premium, if any, and interest on, the Notes (provided, however, that the holders of a majority in principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration); or

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in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note affected thereby.

The trustee will be required to give notice to the holders of the Notes within 90 days of a default with respect to the Notes actually known to the trustee unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the Notes of any default with respect to the Notes (except a default in the payment of the principal of, and premium, if any, and interest on, the Notes ) if the trustee considers such withholding to be in the interest of the holders of Notes.
The Indenture provides that no holder of the Notes may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default with respect to the Notes from the holders of not less than 25% in principal amount of the outstanding Notes, as well as an offer of indemnity satisfactory to it and no direction inconsistent with the request to institute proceedings has been given to the trustee during such 60-day period. This provision will not prevent, however, any holder of the Notes from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on, the Notes at the respective due dates thereof. A holder of Notes may not use the Indenture to prejudice the rights of another holder of Notes or to obtain a preference or priority over another holder of Notes, except in the manner provided therein and for the equal and ratable benefit of all holders of Notes.
Subject to certain provisions in the Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of the Notes outstanding under the Indenture, unless the holders of Notes shall have offered to the trustee security or indemnity reasonably satisfactory to it. The holders of a majority in principal amount of the outstanding Notes (or of all the Notes then outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, or which the trustee determines would involve the trustee in personal liability.
Within 120 days after the close of each fiscal year, we and the Parent Guarantor must deliver an officer’s certificate certifying to the trustee whether or not the signing officers have knowledge of any continuing default under the Indenture and, if so, specifying each such default and the steps to be taken to cure such defaults.
Modification and Waiver
Modifications and amendments of the Indenture with respect to the Notes will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Notes; provided, however, that no modification or amendment may, without the consent of each holder affected:
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reduce the principal amount of the Notes whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on the Notes;

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reduce the principal of, or premium, if any, on, or change the fixed maturity of, the Notes;

•
waive an Event of Default in the payment of the principal of, or premium, if any, or interest on, if any, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

•
make the principal of, or premium, if any, or interest on, the Notes payable in currency other than that stated in the Notes;

•
make any change to certain provisions of the Indenture relating to, among other things, the right of holders of the Notes to receive payment of the principal of, or premium, if any, and interest on, if any, the Notes and to institute suit for the enforcement of any such payment and to waivers of past defaults or amendments;

•
waive a redemption payment with respect to the Notes; provided that such redemption is not made at our option; or

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release any Guarantor as a guarantor of the Notes other than as provided in the Indenture or modify the guarantee in any manner adverse to the Holders.

Notwithstanding the foregoing, modifications and amendments of the Indenture with respect to the Notes will be permitted to be made by us and the trustee without the consent of any holder of the Notes for any of the following purposes:
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to cure any ambiguity, defect or inconsistency in the Indenture; provided that this action shall not adversely affect the interests of holders of the Notes in any material respect;

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to evidence a successor to us as obligor or any Guarantor as guarantor under the Indenture with respect to the Notes;

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to make any change that does not adversely affect the interests of the holders of any Notes then outstanding;

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to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture;

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to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

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to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

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to reflect the release of any Guarantor, as guarantor, in accordance with the provisions of the Indenture;

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to secure the Notes;

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to add guarantors with respect to the Notes;

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to provide for uncertificated Notes in addition to or in place of certificated Notes; and

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to conform the text of the Indenture, any guarantee or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, such guarantee or the Notes (as certified in an officer’s certificate).

In determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Notes, the Indenture provides that Notes owned by us or any Guarantor or any other obligor upon the Notes or any affiliate of ours or any Guarantor or any of the other obligors shall be disregarded.
The Indenture contains provisions for convening meetings of the holders of Notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us or the Parent Guarantor or the holders of at least 10% in principal amount of the outstanding Notes, in any case upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each Note affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding Notes. Any resolution passed or decision taken at any meeting of holders of Notes duly held in accordance with the Indenture will be binding on all holders of the Notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding Notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Notes, holders holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum.
Transfer and Exchange
A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. We are not required to transfer or exchange any Note selected for redemption. Also, we are not required to issue, transfer or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.
Notices
Except as otherwise provided in the Indenture, notices to holders of the Notes will be given electronically or by mail to the addresses of holders of the Notes as they appear in the Note register; provided that notices given to holders holding the Notes in book-entry form may be given through the facilities of DTC or any successor depository.
Defeasance of Notes and Certain Covenants in Certain Circumstances
Legal Defeasance
The Indenture provides that we may be deemed to have paid and discharged from any and all obligations in respect of the Notes of a particular series (except for certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of cash in U.S. dollars and/or U.S. Government Obligations (as defined below) that, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, and premium, if any, and interest, if any, on, the Notes of a particular series on the stated maturity of those payments in accordance with the terms of the Indenture and the Notes.
This discharge may occur only if, among other things, we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. In addition, the deposit may not cause, and there shall not exist at the time of the deposit a default or Event of Default with regard to the series of Notes.
“U.S. Government Obligations” means securities which are direct obligations of, or guaranteed by, The United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.
Defeasance of Certain Covenants
The Indenture provides that upon compliance with certain conditions:
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we may omit to comply with certain covenants set forth in the Indenture, and

•
any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the Notes, or covenant defeasance.

The conditions include:
•
irrevocably depositing with the trustee cash in U.S. dollars and/or U.S. Government Obligations that, through the payment of principal and interest in accordance with their terms, will provide cash in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, and premium, if any, and interest, if any, on, the Notes on the stated maturity of those payments in accordance with the terms of the Indenture and the Notes,

•
delivering to the trustee an officer’s certificate and an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred, and

•
the deposit may not cause, and there shall not exist at the time of the deposit a default or Event of Default with regard to the series of Notes.

Covenant Defeasance and Events of Default
In the event we exercise our option to effect covenant defeasance with respect to the Notes of a particular series and the Notes of such series are declared due and payable because of the occurrence of any

Event of Default, the amount of cash in U.S. dollars and/or U.S. Government Obligations on deposit with the trustee may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.
Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect as to all Notes of a particular series issued thereunder, when:
•
either:

•
all Notes of such series that have been authenticated and delivered (other than Notes that have been destroyed, lost or stolen or destroyed and that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid) to the trustee for cancellation; or

•
all Notes of such series that have not been delivered to the trustee for cancellation: (i) have become due and payable by reason of sending a notice of redemption or otherwise; (ii) will become due and payable at their stated maturity within one year; (iii) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense; or (iv) are deemed paid and discharged as set forth under the caption “—Defeasance of Notes and Certain Covenants in Certain Circumstances—Legal Defeasance”; and we, in case of (i), (ii) or (iii), have irrevocably deposited or caused to be deposited with the trustee in trust cash in U.S. dollars and/or U.S. Government Obligations that, through the payment of principal and interest in accordance with their terms, will provide cash sufficient to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal of, and premium, if any, and interest, if any, on, the Notes to the date of maturity or redemption, as the case may be, in accordance with the terms of the Indenture and the Notes;

•
we have paid or caused to be paid all sums payable by it under the Indenture; and

•
we have delivered to the trustee any deliverables required under the Indenture.

Governing Law
The Indenture is governed by, and construed in accordance with, the laws of the State of New York, and once issued the Notes and the Guarantees will be as well.
Same-Day Settlement and Payment
Settlement for the Notes will be made by the purchasers in immediately available funds. All payments of principal of, and premium, if any, and interest, if any, on, the Notes will be made by us in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to us.
No Personal Liability
No past, present or future director, officer, employee, stockholder, member, manager or partner of ours or any Guarantor or any successor to us or any Guarantor will have any liability for any of our or any Guarantor’s obligations under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
Trustee
U.S. Bank National Association will be the trustee, registrar and paying agent. Under the Indenture, the trustee may resign or be removed with respect to the Notes, and a successor trustee may be appointed to act with respect to the Notes.
Delivery of reports, information and documents to the trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture or the notes (as to which the trustee is entitled to rely exclusively on an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the Indenture, or participate in any conference calls.
We will provide a schedule of any calculations required under the indenture, including calculations of any amounts to be paid under the indenture or the notes to the trustee. The trustee is entitled to rely conclusively upon the accuracy of our calculations without independent verification.
The trustee has no duty or responsibility to monitor or ensure our compliance or our subsidiaries’ compliance with any of the covenants described herein.
The Indenture provides that in the event that an Event of Default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) or that would involve the trustee in personal liability. Prior to taking any action under the Indenture, the trustee will be entitled to security or indemnification reasonably satisfactory to it against any loss, liability or expense caused by taking or not taking such action. The trustee is also entitled to request we provide officer’s certificates and/or opinions and shall be entitled to rely, without liability, on such certificates and/or opinions.
If an Event of Default occurs and is continuing and the trustee becomes a creditor of ours or any Guarantor, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us and any such Guarantor. If, however, an Event of Default occurs and is continuing and the trustee acquires any conflicting interest, it must eliminate that conflict or resign.
U.S. Bank National Association, in each of its capacities, including without limitation as trustee and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.
The trustee (including in its capacity as paying agent) shall have no responsibility to determine amounts and adjustments required under the indenture and the notes.
Additional Information
You may request copies of the Indenture and the form of the Notes from us.

BOOK-ENTRY, DELIVERY AND FORM
The certificates representing the Notes will be issued in fully registered form without interest coupons.
Global Notes
We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the underwriters and ownership of beneficial interests in the global notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.
So long as DTC or its nominee is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such global notes for all purposes under the Indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the Indenture with respect to the Notes.
Payments of the principal of, and premium (if any) and interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.
We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and on, the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers, registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security (as defined below) for any reason, including to sell notes to persons in states that require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in a global note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.
Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the applicable global notes for Certificated Securities (as defined below), which it will distribute to its participants.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates.
Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers or interests in the global notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform such procedures, and such procedures may be discontinued at any time.
Neither the trustee nor we will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Certificated Securities
A global note is exchangeable for certificated notes in fully registered form without interest coupons (“Certificated Securities”) only in the following limited circumstances:
•
DTC notifies us that it is unwilling or unable to continue as depositary for the global note and we fail to appoint a successor depositary within 90 days of such notice, or

•
there shall have occurred and be continuing an Event of Default with respect to the Notes. Certificated Securities may be exchanged for beneficial interests in Global Notes.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

UNDERWRITING
Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, acting as representative of each of the underwriters named below, has entered into an underwriting agreement with respect to the Notes and the Guarantees with the Operating Partnership, the Parent Guarantor and the Subsidiary Guarantors. Subject to certain conditions, we have agreed to sell and the underwriters have agreed, severally and not jointly, to purchase the principal amount of notes indicated in the following table.
Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$
Wells Fargo Securities, LLC
Jefferies LLC
Total	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the front cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to    % of the principal amount of the Notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to    % of the principal amount of the Notes. If all the Notes are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.
The Notes are a new issue of securities with no established trading market. The Operating Partnership has been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.
In connection with this offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
The Operating Partnership estimates that the total expenses of this offering, excluding the underwriting discount, will be approximately $800,000. The total expenses of this offering will be payable by us.

The obligors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge, and certain other of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Other Relationships
The underwriters and their affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services for us for which they have received or will receive customary fees and expenses.
In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain others of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Affiliates of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are lenders under our revolving credit facility. As described in this prospectus supplement under “Use of Proceeds,” to the extent that we use any of the net proceeds from this offering to repay borrowings outstanding under our revolving credit facility, such affiliates will receive their proportionate share of any amount of the outstanding borrowings that is repaid with the net proceeds from this offering. The aggregate amount received by the underwriters and their affiliates, as applicable, from the repayment of borrowings may exceed 5% of the proceeds from this offering (not including the underwriting discount).
As of July 31, 2020, the principal amount outstanding under our revolving credit facility was $144.0 million with an interest rate of approximately 1.00%. Our revolving credit facility matures on January 15, 2024, subject to two six-month extension options that we may exercise at our option for a maximum maturity date of January 15, 2025, subject to certain customary conditions.

Prohibition of Sales to European Economic Area and UK Retail Investors
Each underwriter has represented and agreed, and each further underwriter will be required to represent and agree that it has not offered, sold or otherwise made available to and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and
(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Arab Emirates
The offering of the Notes has not been approved or licensed by the UAE Central Bank, the UAE Securities and Commodities Authority (“SCA”), the Dubai Financial Services Authority (“DFSA”) or any other relevant licensing authorities in the UAE, and the Notes may not be offered to the public in the UAE (including the DIFC). This prospectus supplement is being issued to a limited number of institutional and individual investors: (a) who meet the criteria of a “Qualified Investor” as defined in the SCA Board of Directors Decision No. 3R.M. of 2017 (but excluding subparagraph 1(d) in the “Qualified Investor” definition relating to natural persons); (b) upon their request and confirmation that they understand that the Notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and (c) upon their confirmation that they understand that the prospectus supplement must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Hong Kong
The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA, except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.

Notice to Prospective Investors in Switzerland
We have not been licensed for distribution to non-qualified investors by the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”) as a foreign collective investment scheme pursuant to Article 120(1) of the Swiss Collective Investment Schemes Act of June 23, 2006, as amended (the “CISA”) and no representative or paying agent in Switzerland has been appointed pursuant to Article 120(4) of the CISA. Accordingly, the Notes may only be offered, advertised or otherwise distributed, directly or indirectly, in or from Switzerland, and this offering circular and any other marketing or offering documents relating to us may only be distributed in or from Switzerland, (A) to financial intermediaries that are subject to prudential supervision as defined in Article 10(3)(a) of the CISA or insurance institutions that are subject to prudential supervision as defined in Article 10(3)(b) of the CISA and/or (B) in any other manner that does not constitute a distribution (Vertrieb/distribution/distribuzione) within the meaning of Article 3 of the CISA, its implementing ordinance and guidelines. The Notes will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This offering circular has been prepared without regard to the disclosure standards for issuance of prospectuses under the CISA, Article 652a or 1156 of the Swiss Code of Obligations or the listing rules of the SIX or any other exchange or regulated trading facility in Switzerland. Neither this offering circular nor any other offering or marketing material relating to us or the Notes has been or will be filed with, or approved by, any Swiss regulatory authority. Investors in the Notes do not benefit from the specific investor protection provided by the CISA and the supervision by the FINMA in connection with the licensing for distribution or the appointment of a representative and a paying agent in Switzerland.
Notice to Prospective Investors in the United Kingdom
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. This document may only be communicated to persons in the U.K. in circumstances where section 21(1) of the Financial Services and Markets Act 2000 does not apply to the issuer or the Guarantors. Any person who is not a relevant person may not act or rely on this document or any of its contents.

CONFLICTS OF INTEREST
Because affiliates of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are lenders under our revolving credit facility and are expected to receive more than 5% of the net proceeds of this offering when such indebtedness is repaid, such underwriters have a “conflict of interest” as defined under Rule 5121(f)(5)(C)(i) of FINRA. No underwriter having a Rule 5121 conflict of interest will be permitted by that Rule to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.
LEGAL MATTERS
Certain legal matters in connection with the offering and sale of the Notes and certain tax matters will be passed upon for us by Honigman LLP, certain legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland, and certain legal matters relating to Florida law will be passed upon for us by Lewis Brisbois Bisgaard & Smith LLP, Tampa, Florida. The underwriters are being represented in connection with this offering by Hunton Andrews Kurth LLP.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference into this prospectus supplement and elsewhere in the accompanying prospectus have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The documents listed below have been filed by us under the Exchange Act with the SEC and are incorporated by reference in this prospectus:
•
our Annual Report on Form 10-K for the year ended December 31, 2019;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2020;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020; and

•
our Current Reports on Form 8-K filed with the SEC on January 6, 2020, March 24, 2020, March 30, 2020, April 1, 2020, April 2, 2020, April 22, 2020, May 6, 2020, May 28, 2020, July 1, 2020 and August 12, 2020.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any securities covered by this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.
This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus supplement. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus supplement.
Copies of all documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus supplement, to whom this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request. Requests should be directed to our Secretary, 70 E. Long Lake Road, Bloomfield Hills, Michigan 48304 (telephone number: (248) 737-4190).

You may also obtain copies of these filings, at no cost, by accessing our website at www.agreerealty.com; however, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated by reference into any other filing that we submit to the SEC.

PROSPECTUS
AGREE REALTY CORPORATION
Common Stock
Preferred Stock
Depositary Shares
Warrants
Guarantees of Debt Securities of Agree Limited Partnership
AGREE LIMITED PARTNERSHIP
Debt Securities
Agree Realty Corporation may offer and sell from time to time the following securities described in this prospectus, in each case on terms to be determined at the time of the offering:
•
Common Stock

•
Preferred Stock

•
Depositary Shares

•
Warrants

•
Guarantees of Debt Securities of Agree Limited Partnership

Agree Limited Partnership may offer from time to time debt securities in one or more series.
This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.
Agree Realty Corporation’s common stock (the “common stock”) is traded on the New York Stock Exchange (“NYSE”) under the symbol “ADC.” On May 26, 2020 the last reported sales price of the common stock on the NYSE was $64.69 per share.
We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Common Stock — Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.
Investing in our securities involves risks. You should carefully read and consider “Risk Factors” included in our most recent Annual Report on Form 10-K, in the other documents incorporated by reference into this prospectus, on page 2 of this prospectus and in the applicable prospectus supplement before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 27, 2020.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference into this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document or that any information we have incorporated by reference is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under the automatic shelf registration process, we may, over time sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” This prospectus only provides you with a general description of the securities we may offer. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. Accordingly, to the extent there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

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PROSPECTUS SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference into this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference into this prospectus before deciding whether to invest in our securities.
Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to the “Company” refer to Agree Realty Corporation, a Maryland corporation, and references to the “Operating Partnership” refer to Agree Limited Partnership, a Delaware limited partnership. In this prospectus and any prospectus supplement, the terms “we,” “us,” and “our” refer to the Company, the Operating Partnership and the direct and indirect subsidiaries of the Operating Partnership on a consolidated basis, unless otherwise indicated.
Our Company
The Company is a fully integrated real estate investment trust (“REIT”) primarily focused on the ownership, acquisition, development and management of retail properties net leased to industry leading tenants. The Company was founded in 1971 by its current Executive Chairman, Richard Agree, and the Company’s common stock was listed on the NYSE in 1994.
The Company’s assets are held by, and all of its operations are conducted through, directly or indirectly, the Operating Partnership, of which the Company is the sole general partner and in which the Company held a 99.3% interest as of March 31, 2020. Under the partnership agreement of the Operating Partnership, the Company, as the sole general partner, has exclusive responsibility and discretion in the management and control of the Operating Partnership.
As of March 31, 2020, our portfolio consisted of 868 properties located in 46 states totaling approximately 16.3 million square feet of gross leasable area.
As of March 31, 2020, our portfolio was approximately 99.3% leased and had a weighted average remaining lease term of approximately 9.8 years. A significant majority of our properties are leased to national tenants, and as of March 31, 2020, approximately 59.6% of our annualized base rent was derived from tenants, or parent entities thereof, with an investment grade credit rating from S&P Global Ratings (acting through Standard & Poor’s Financial Services LLC), Moody’s Investors Service, Inc., Fitch Ratings, Inc. or the National Association of Insurance Commissioners. Substantially all of our tenants are subject to net lease agreements. A net lease typically requires the tenant to be responsible for minimum monthly rent and property operating expenses including property taxes, insurance and maintenance.
The Company was incorporated in December 1993 under the laws of the State of Maryland. The Company believes that it has operated, and it intends to continue to operate, in such a manner to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). In order to maintain its qualification as a REIT, the Company must, among other things, distribute at least 90% of its REIT taxable income each year and meet asset and income tests. Additionally, the Company’s charter (the “Charter”) limits ownership of the Company, directly or constructively, by any single person to 9.8% of the value or number of shares, whichever is more restrictive, of the Company’s outstanding common stock and 9.8% of the value of the aggregate of all of the Company’s outstanding stock, subject to certain exceptions. As a REIT, the Company is not subject to federal income tax with respect to that portion of the Company’s income that is distributed currently to Company stockholders. The requirements to maintain the Company’s qualification as a REIT for federal income tax purposes are discussed in greater detail in the “Description of Common Stock” and “Material Federal Income Tax Considerations” sections of this prospectus.
Our headquarters are located at 70 E. Long Lake Road, Bloomfield Hills, MI 48304 and our telephone number is (248) 737-4190. Our website is www.agreerealty.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

RISK FACTORS
Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risk factors incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as the risks, uncertainties and additional information set forth in documents that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus, and the information contained or incorporated by reference into any applicable prospectus supplement. For a description of these reports and documents, and for information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”. The risks and uncertainties we discuss in this prospectus and any applicable prospectus supplement and in the documents incorporated by reference into this prospectus are those that we currently believe may materially affect us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, liquidity, results of operations, business and prospects.

GUARANTOR DISCLOSURES
Agree Realty Corporation and certain of our subsidiaries may guarantee debt securities of Agree Limited Partnership as described in “Description of Debt Securities and Related Guarantees.” Any such guarantees by Agree Realty Corporation will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities.
In March 2020, the SEC adopted amendments to Rule 3-10 of Regulation S-X and created Rule 13-01 of Regulation S-X to simplify disclosure requirements related to certain registered securities. The rule is effective January 4, 2021 but earlier compliance is permitted. As a result of the amendments to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of Agree Limited Partnership have not been presented.
Furthermore, as permitted under Rule 13-01(a)(4)(vi)(A) of Regulation S-X, the Company has excluded the summarized financial information for Agree Limited Partnership and anticipated subsidiary guarantors, if any, because the assets, liabilities and results of operations of Agree Limited Partnership, Agree Realty Corporation and the subsidiaries that we would expect to guarantee any debt securities are not materially different than the corresponding amounts in Agree Realty Corporation’s consolidated financial statements, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents we incorporate by reference each contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “will,” “seek,” “could,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect our results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in this prospectus and incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as the risks set forth below, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors which may cause actual results to differ materially from current expectations include, but are not limited to:
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the factors included in our Annual Report on Form 10-K for the year ended December 31, 2019, including those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

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the factors included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

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global and national economic conditions and changes in general economic, financial and real estate market conditions;

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the financial failure of, or other default in payment by, tenants under their leases and the potential resulting vacancies;

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our concentration with certain tenants and in certain markets, which may make us more susceptible to adverse events;

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changes in our business strategy;

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risks that our acquisition and development projects will fail to perform as expected;

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adverse changes and disruption in the retail sector and the financing stability of our tenants, which could impact our tenants’ ability to pay rent and expense reimbursement;

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our ability to pay dividends;

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risks relating to information technology and cybersecurity attacks, loss of confidential information and other related business disruptions;

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loss of key management personnel;

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the potential need to fund improvements or other capital expenditures out of operating cash flow;

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financing risks, such as the inability to obtain debt or equity financing on favorable terms or at all;

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the level and volatility of interest rates;

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our ability to renew or re-lease space as leases expire;

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limitations in our tenants’ leases on real estate tax, insurance and operating cost reimbursement obligations;

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loss or bankruptcy of one or more of our major tenants, and bankruptcy laws that may limit our remedies if a tenant becomes bankrupt and rejects its leases;

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potential liability for environmental contamination, which could result in substantial costs;

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our level of indebtedness, which could reduce funds available for other business purposes and reduce our operational flexibility;

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covenants in our credit agreements, which could limit our flexibility and adversely affect our financial condition;

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credit market developments that may reduce availability under our revolving credit facility;

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an increase in market interest rates which could raise our interest costs on existing and future debt;

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a decrease in interest rates, which may lead to additional competition for the acquisition of real estate or adversely affect our results of operations;

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our hedging strategies, which may not be successful in mitigating our risks associated with interest rates;

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legislative or regulatory changes, including changes to laws governing REITs;

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our ability to maintain our qualification as a REIT for federal income tax purposes and the limitations imposed on our business by our status as a REIT; and

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our failure to qualify as a REIT for federal income tax purposes, which could adversely affect our operations and ability to make distributions.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above titled “Risk Factors” and the risk factors incorporated therein from our most recent Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as the risks, uncertainties and additional information set forth in documents that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus, and the information contained or incorporated by reference into any applicable prospectus supplement.
USE OF PROCEEDS
Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for general corporate purposes, including funding our investment activity, the repayment or refinancing of outstanding indebtedness, working capital and other general purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

DESCRIPTION OF COMMON STOCK
The following description of the common stock of Agree Realty Corporation is only a summary and sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of the Company’s preferred stock or upon the exercise of common stock warrants issued by the Company. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Charter and the Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), and the applicable provisions of the Maryland General Corporation Law (the “MGCL”).
General
The Company has the authority under the Charter to issue 94,000,000 shares of capital stock, par value $.0001 per share, of which 90,000,000 shares are classified as shares of common stock, par value $.0001 per share, and 4,000,000 shares are classified as shares of preferred stock, par value $.0001 per share. As of May 26, 2020, the Company had outstanding 53,851,092 shares of common stock and no shares of preferred stock.
Dividends
Subject to preferential rights with respect to any outstanding preferred stock, holders of the common stock will be entitled to receive dividends when, as and if authorized by the Company’s board of directors (the “Board”) and declared by the Company, out of assets legally available therefor. Upon the Company’s liquidation, dissolution or winding up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the Company’s debts and other liabilities and the preferential amounts owing with respect to any of the Company’s outstanding preferred stock.
Voting Rights
The common stock will possess voting rights in the election of directors and in respect of certain other corporate matters, with each share entitling the holder thereof to one vote. Holders of shares of common stock will not have cumulative voting rights in the election of directors.
Other Rights
The common stock will, when issued in exchange for the consideration therefor, be fully paid and nonassessable. Holders of shares of the common stock generally have no preference, conversion, exchange, sinking fund or appraisal rights and have no preemptive rights to subscribe for any of the Company’s securities. Subject to the provisions of the Charter regarding restrictions on ownership and transfer of the Company’s stock, shares of the common stock will each have equal distribution, liquidation and other rights.
Restrictions on Ownership and Transfer
For the Company to qualify as a REIT under the Code, not more than 50% of the value of the Company’s issued and outstanding Equity Stock (as defined below) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Equity Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, certain percentages of the Company’s gross income must be from particular activities. The Charter contains restrictions on the ownership and transfer of shares of Equity Stock to enable the Company to qualify as a REIT.
Subject to certain exceptions specified in the Charter, the Charter provides that no holder, other than an excepted holder, may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of the common stock, or more than 9.8% (in value) of the aggregate of the outstanding shares of all classes and series of the Company’s stock (collectively, the “Equity Stock”). Each of these restrictions is referred to as an “Ownership Limit” and collectively as the “Ownership Limits.” The Board may, in its sole and absolute discretion, prospectively or retroactively, waive either or both of the Ownership Limits with respect to a particular stockholder or establish a different limit on ownership (an “excepted holder limit”), which excepted holder limit is subject to adjustment from time to time, if the Board makes certain determinations set forth in the Charter. As a condition of any such exemption, the Board may require a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel satisfactory to the Board in its sole and absolute discretion, as specified in the Charter, in order to determine or ensure its status as a REIT, or such representations and/or undertakings from the person requesting the waiver as the Board may require in its sole and absolute discretion to make such determinations. Notwithstanding the receipt of any such ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such an exception. Subject to the provisions of the Charter, the Charter provides that an underwriter or placement agent that participates in a public offering or a private placement of the Equity Stock, or an initial purchaser of the Equity Stock in a transaction reliant upon Rule 144A, may beneficially own or constructively own shares of Equity Stock in excess of the Ownership Limits, but only to the extent necessary to facilitate such public offering, private placement or Rule 144A transaction. The foregoing restrictions on transferability and ownership will not apply if the Board determines that it is no longer in the Company’s best interests to continue to qualify as a REIT. In addition, the Charter provides that no person may beneficially or constructively own shares of Equity Stock to the extent that such ownership would result in the Company being closely held within the meaning of Section 856(h) of the Code or which would otherwise result in the Company failing to qualify as a REIT. If shares of Equity Stock which would cause the Company to be beneficially owned by less than 100 persons are issued or transferred to any person, the Charter provides that such issuance or transfer shall be void ab initio, and the intended transferee would acquire no rights to the stock; however, the Board may waive this transfer restriction if it determines that such transfer would not adversely affect the Company’s ability to continue to qualify as a REIT. The Charter provides that shares transferred in excess of the Ownership Limits and shares transferred that would cause the Company to be closely held or otherwise fail to qualify as a REIT will be automatically transferred to one or more trusts for the exclusive benefit of one or more charitable beneficiaries. Such transfer will be deemed to be effective as of the close of business on the business day prior to the purported transfer. The Charter further provides that the Prohibited Owner (as defined herein) will have no rights in the shares held by the trustee and will not benefit economically from ownership of any such shares held in trust by the trustee, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to such shares held in trust. While these shares are held in trust, the trustee will be entitled to vote and to share in any dividends or other distributions with respect to shares of Equity Stock held in trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Within 20 days of receiving notice from the Company that shares of Equity Stock have been transferred to the trust, the trustee will sell the shares to any person who may hold such shares without violating the limitations on ownership and transfer set forth in the Charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee will distribute the net proceeds of the sale to the person who owned the shares of Equity Stock in violation of the Ownership Limits or the other ownership restrictions described above (the “Prohibited Owner”), who will receive the lesser of  (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the trust, the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. The trustee will reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee and will pay any net sales proceeds in excess of the amount payable to the Prohibited Owner to the charitable beneficiary. In addition, such shares of Equity Stock held in trust are purchasable by the Company until the trustee has sold the shares at a price equal to the lesser of the price paid for the stock in the transaction that resulted in such transfer to the trust and the market price for the stock on the date the Company determines to purchase the stock.
All certificates representing shares of Equity Stock will bear a legend referring to the restrictions described above.

In order for the Company to comply with its recordkeeping requirements, the Charter requires that each beneficial or constructive owner of Equity Stock and each person (including stockholders of record) who holds stock for a beneficial or constructive owner, shall provide to the Company such information as the Company may request in order to determine its status as a REIT and to ensure compliance with the Ownership Limits. The Charter also requires each owner of a specified percentage of Equity Stock to provide, no later than January 30 of each year, written notice to the Company stating the name and address of such owner, the number of shares of Equity Stock beneficially owned, and a description of how such shares are held. In addition, each such stockholder must provide such additional information as the Company may request in order to determine the effect of such stockholder’s beneficial ownership of Equity Stock on the Company’s status as a REIT and to ensure compliance with the Ownership Limits.
These Ownership Limits may have the effect of precluding acquisition of control of the Company by a third party unless the Board determines that maintenance of REIT status is no longer in the Company’s best interest. No restrictions on transfer will preclude the settlement of transactions entered into through the facilities of the NYSE.
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.
Listing
The common stock is listed on the NYSE under the symbol “ADC.”
Additional Classes and Series of Stock
The Board is authorized to establish one or more classes and series of stock, including series of preferred stock, from time to time, and to establish the number of shares in each class or series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class or series, without any further vote or action by the stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company’s securities may be listed or traded. As of the date hereof, no shares of preferred stock or any class or series of capital stock other than the common stock were issued or outstanding.
The issuance of additional classes or series of capital stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action of the stockholders. The issuance of additional classes or series of capital stock with voting and conversion rights may adversely affect the voting power of the holders of the Company’s capital stock, including the loss of voting control to others. The ability of the Board to authorize the issuance of additional classes or series of capital stock, while providing flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the Company’s outstanding voting stock, even where such an acquisition may be beneficial to the Company or the Company’s stockholders. The issuance of additional classes or series of capital stock could also result in the reduction of the amount otherwise available for payments of dividends on the common stock; restrict the payment of dividends or making of distributions on, or the purchase or redemption of, the common stock; and restrict the rights of holders of the common stock to share in the Company’s assets upon liquidation until satisfaction of any liquidation preference granted to the holders of other classes or series of capital stock. The Board may not classify or reclassify any authorized but unissued shares of the common stock into shares of the Company’s preferred stock or any class or series thereof.
Certain Provisions of Maryland Law and the Charter and Bylaws
The following summary of certain provisions of the MGCL and of the Charter and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the Charter and Bylaws.

Classification of Board of Directors, Vacancies and Removal of Directors
The Board is divided into three classes of directors, serving staggered three year terms. At each annual meeting of stockholders, the class of directors to be elected at the meeting generally will be elected for a three-year term and the directors in the other two classes will continue in office. Subject to the rights of any class or series to elect directors, a director may only be removed for cause by the affirmative vote of the holders of 80% of the outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class. The Company believes that the classified board will help to assure the continuity and stability of the Board and the Company’s business strategies and policies as determined by the Board. The use of a staggered board may delay or defer a change in control of the Company or the removal of incumbent management.
The Charter and Bylaws provide that, subject to any rights of holders of preferred stock, and unless the Board otherwise determines, any vacancies may be filled by a vote of the stockholders or a majority of the remaining directors, though less than a quorum, except vacancies created by the increase in the number of directors, which only may be filled by a vote of the stockholders or a majority of the entire Board. In addition, the Charter and Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, only a majority of the Board may increase or decrease the number of persons serving on the Board. These provisions could temporarily prevent stockholders from enlarging the Board and from filling the vacancies created by such removal with their own nominees.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
The Charter and Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for director or bring other business before an annual meeting of stockholders.
The Bylaws provide that (i) only persons who are nominated by, or at the direction of, the Board, or by a stockholder who has given timely written notice containing specified information to the Company’s secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board or by a stockholder who has given timely written notice to the Company’s secretary of such stockholder’s intention to bring such business before such meeting. In general, for notice of stockholder nominations or proposed business (other than business to be included in the Company’s proxy statement under SEC Rule 14a-8) to be conducted at an annual meeting to be timely, such notice must be received by the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of mailing of the notice for the previous year’s annual meeting. The Bylaws also establish similar advance notice procedures for stockholders to make nominations of candidates for director at a special meeting of stockholders at which directors are to be elected.
The purpose of requiring stockholders to give the Company advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the Board, to inform stockholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of stockholders. Although the Charter and Bylaws do not give the Board power to block stockholder nominations for the election of directors or proposal for action, they may have the effect of discouraging a stockholder from proposing nominees or business, precluding a contest for the election of directors or the consideration of stockholder proposals if procedural requirements are not met and deterring third parties from soliciting proxies for a non-management slate of directors or proposal, without regard to the merits of such slate or proposal.
Relevant Factors to be Considered by the Board of Directors
The Charter provides that, in determining what is in the Company’s best interest in a business combination or certain change of control events, each of the Company’s directors shall consider the interests of the Company’s stockholders and, in his or her discretion, also may consider all relevant factors, including but not limited to (i) the interests of the Company’s employees, suppliers, creditors and tenants; and (ii) both the long-term and short-term interests of the Company and Company stockholders, including the possibility that these interests may be best served by the continued independence of the Company.

Pursuant to this provision, the Board may consider subjective factors affecting a proposal, including certain nonfinancial matters, and on the basis of these considerations may oppose a business combination or other transaction which, evaluated only in terms of its financial merits, might be attractive to some, or a majority, of the Company’s stockholders.
Business Combinations
Maryland law prohibits “business combinations” between the Company and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested stockholder as:
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any person or entity who beneficially owns 10% or more of the voting power of the Company’s stock; or

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an affiliate or associate of the Company who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the Company’s then outstanding voting stock.

A person is not an interested stockholder if the Board approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.
After the five-year prohibition, any business combination between the Company and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by the Board and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of the Company’s then-outstanding shares of voting stock; and

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two-thirds of the votes entitled to be cast by holders of the Company’s voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.
The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the Board before the time that the interested stockholder becomes an interested stockholder. The Board has exempted from these provisions of the MGCL any business combination with Mr. Richard Agree or any other person acting in concert or as a group with Mr. Richard Agree.
Control Share Acquisitions
Maryland law provides that holders of  “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or by directors who are our employees are excluded from the shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:
•
one-tenth or more but less than one-third;

•
one-third or more but less than a majority; or

•
a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel the Board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the Company may present the question at any stockholders meeting.
If voting rights are not approved at the stockholders meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, the Company may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the Company is a party to the transaction, nor does it apply to acquisitions approved by or exempted by the Charter or Bylaws.
The Bylaws contain a provision exempting from the control share acquisition statute any member of the Agree-Rosenberg Group, as defined therein, the Company’s officers, the Company’s employees, any of the associates or affiliates of the foregoing and any other person acting in concert or as a group with any of the foregoing and any other person, as determined by the Board.
Maryland Unsolicited Takeovers Act
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•
a classified board;

•
a two-thirds vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of directors;

•
a requirement that a vacancy on the Board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•
a majority requirement for the calling of a special meeting of stockholders.

Through provisions in the Charter and Bylaws unrelated to Subtitle 8, the Company (1) has a classified board, (2) requires an 80% vote for the removal of any director from the Board, (3) vests in the Board the exclusive power to fix the number of directorships and (4) provides that unless called by the Company’s chairman of the Board, the Company’s president or the Board, a special meeting of stockholders may only be called by the Company’s secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting who comply with the stockholder requested meeting provisions set forth in the Bylaws.
Limitation of Liability and Indemnification
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:
•
actual receipt of an improper benefit or profit in money, property or services; or

•
active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The Charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.
The Company’s present and former officers and directors are and will be indemnified under Maryland law and the Charter and Bylaws against certain liabilities. The Charter and Bylaws require the Company to indemnify the Company’s directors and officers, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay to the Company’s directors and officers or reimburse reasonable expenses of the Company’s directors and officers in advance of the final disposition of a proceeding, in each case to the fullest extent permitted from time to time by the laws of the State of Maryland. The Company may, with the approval of the Board, provide such indemnification and advance for expenses to a person who served a predecessor of the Company as a director or officer and any employee or agent of the Company or of a predecessor of the Company.
Maryland law requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis of that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Company maintains liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as the Company’s directors or officers.
Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling the Company for liability arising under the Securities Act, the Company has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF PREFERRED STOCK
The following description of the preferred stock of Agree Realty Corporation is only a summary and sets forth certain general terms and provisions of the Company’s preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Charter, including the applicable articles supplementary, and Bylaws and the applicable provisions of the MGCL.
The Company has the authority under the Charter to issue 4,000,000 shares of preferred stock, par value $.0001 per share. As of the date hereof, no shares of preferred stock were issued or outstanding. Subject to limitations prescribed by Maryland law and the Charter, the Board is authorized to establish one or more classes or series of preferred stock and to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of the Board or duly authorized committee thereof. The preferred stock will, when issued in exchange for the consideration therefor, be fully paid and nonassessable and, except as may be determined by the Board and set forth in the articles supplementary setting forth the terms of any class or series of preferred stock, will not have, or be subject to, any preemptive or similar rights.
You should refer to the prospectus supplement and the applicable articles supplementary relating to the class or series of preferred stock offered thereby for specific terms, including:
(1)
The class or series, title and stated value of that preferred stock;

(2)
The number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

(3)
The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

(4)
Whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;

(5)
The procedures for any auction and remarketing, if any, for that preferred stock;

(6)
Provisions for a sinking fund, if any, for that preferred stock;

(7)
Provisions for redemption, if applicable, of that preferred stock;

(8)
Any listing of that preferred stock on any securities exchange;

(9)
The terms and conditions, if applicable, upon which that preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);

(10)
Whether interests in that preferred stock will be represented by the Company’s depositary shares;

(11)
The relative ranking and preference of the preferred stock as to distribution rights and rights upon the Company’s liquidation, dissolution or winding up if other than as described in this prospectus;

(12)
Any limitations on issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon the Company’s liquidation, dissolution or winding up;

(13)
A discussion of certain federal income tax considerations applicable to that preferred stock;

(14)
Any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve the Company’s status as a REIT; and

(15)
Any other material terms, preferences, rights (including voting rights), limitations or restrictions of that preferred stock.

DESCRIPTION OF DEPOSITARY SHARES
General
The Company may offer depositary shares, each of which would represent a fractional interest of a share of a particular class or series of preferred stock. The Company will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among the Company, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.
Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after the Company issues and delivers shares of preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts. The following summary is not complete and is subject to, and qualified in its entirety by the provisions of, the applicable deposit agreement and the applicable depositary receipt.
Dividends and Other Distributions
The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.
If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible and the Company approves, the depositary may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
Withdrawal of Stock
Unless the Company has previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.
Redemption of Depositary Shares
Whenever the Company redeems shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If the Company intends to redeem less than all of the underlying preferred stock, the Company and the depositary will select the depositary shares to be redeemed as nearly pro rata as practicable without creating fractional depositary shares or by any other equitable method determined by the Company that preserves the Company’s REIT status.
On the redemption date:
•
all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•
the Company and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•
all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock
When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.
Liquidation Preference
In the event of the Company’s liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.
Conversion of Preferred Stock
Depositary shares will not themselves be convertible into common stock or any other securities or property of the Company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of the Company’s preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, the Company will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. The Company will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, the Company will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.
Amendment and Termination of a Deposit Agreement
The Company and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, the Company may not make any amendment that:
•
would materially and adversely alter the rights of the holders of depositary shares; or

•
would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.
The Company may terminate a deposit agreement upon not less than 30 days’ prior written notice to the depositary if:
•
the termination is necessary to preserve the Company’s REIT status; or

•
a majority of each series of preferred stock affected by the termination consents to the termination.

Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares. If the Company terminates a deposit agreement to preserve the Company’s status as a REIT, then the Company will use its best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.
In addition, a deposit agreement will automatically terminate if:
•
the Company has redeemed all underlying preferred stock subject to the agreement;

•
a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•
each share of the underlying preferred stock has been converted into other capital stock of the Company not represented by depositary shares.

Charges of a Preferred Stock Depositary
The Company will pay all transfer and other taxes and governmental charges arising in connection with a deposit agreement. In addition, the Company will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.
Resignation and Removal of Depositary
A depositary may resign at any time by delivering to the Company notice of its election to resign. The Company may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. The Company will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.
Miscellaneous
The depositary will forward to the holders of depositary shares any reports and communications from the Company with respect to the underlying preferred stock.
Neither the depositary nor the Company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the Company and a depositary under a deposit agreement will be limited to performing the Company’s duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct. Neither the Company nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.
The Company and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.
In the event a depositary receives conflicting claims, requests or instructions from the Company and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from the Company.
Depositary
The prospectus supplement will identify the depositary for the depositary shares.
Listing of the Depositary Shares
The prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF WARRANTS
The Company may issue warrants for the purchase of shares of the common stock, preferred stock or debt securities. Warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as the Company’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary is not complete and is subject to, and qualified in its entirety by the provisions of, the applicable warrant agreement and any applicable warrant certificates relating to each series of warrants.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
(1)
the title of the warrants;

(2)
the aggregate number of the warrants;

(3)
the price or prices at which the warrants will be issued;

(4)
the designation, number and terms of the securities purchasable upon exercise of the warrants;

(5)
the designation and terms of the other securities offered by this prospectus with which the warrants are issued and the number of the warrants issued with each security offered by this prospectus;

(6)
the date, if any, on and after which the warrants and the related securities will be separately transferable;

(7)
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

(8)
the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

(9)
the minimum or maximum amount of the warrants which may be exercised at any one time;

(10)
information with respect to book-entry procedures, if any;

(11)
a discussion of certain federal income tax considerations applicable to warrants; and

(12)
any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES
As used in this section only, references to “we,” “our” and “us” refer to Agree Limited Partnership, as the issuer of the applicable series of debt securities and not to any subsidiaries. The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any additional guarantees by any of our subsidiaries. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture among us, Agree Realty Corporation, as guarantor, and U.S. Bank National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to certain section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of the Board and set forth or determined in the manner provided in such resolution, supplemental indenture or officer’s certificate. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series, which series may differ in respect of any matters, provided that all series of securities shall be equally and ratably entitled to the benefits of the indenture. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•
the title (which shall distinguish the debt securities of that particular series from the debt securities of any other series except to the extent that additional securities of an existing series are being issued);

•
the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•
any limit on the aggregate principal amount of the debt securities;

•
the date or dates on which the principal of the securities of the series is payable;

•
the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
whether such interest will be payable in cash or additional securities of the same series or will accrue and increase the aggregate principal amount outstanding of such securities of the series;

•
the place or places where principal of, and premium and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered and the method of payment;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•
the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•
any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
whether the securities of such series will be senior or subordinated debt securities and, if applicable, the subordination provisions;

•
any guarantor of the securities of such series in addition to Agree Realty Corporation, as guarantor, including the form and terms of the guarantees (including provisions relating to seniority or subordination of such guarantees and the release of any guarantor), if any, of any payment or other obligations on such securities and any additions or changes to the Indenture to permit or facilitate guarantees of the securities;

•
any addition to or change in the provisions relating to satisfaction and discharge or covenant defeasance or legal defeasance applicable to the debt securities of that series;

•
whether the debt securities of that series are to be issued at a discount; and

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2)

Transfer and Exchange
Resolutions of the Board, a supplemental indenture or an officer’s certificate shall establish whether the debt securities of a series will be issued in the form of one or more global securities and as book-entry securities that will be deposited with, or on behalf of, the depositary for such global securities as named by us and identified in the applicable prospectus supplement (the “Depositary”).
Any holder of a beneficial interest in a global security shall agree that transfers of beneficial interests shall be effected only through the book-entry system. (Section 2.14)

If the securities are not issued in the form of one or more global securities, you may transfer or exchange certificated debt securities at any office or agency we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) Upon presentation to the registrar, subject to the terms of the indenture, and upon a request to the registrar, the registrar will register the transfer or make an exchange of securities for an equal principal amount of securities of the same series. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges. (Section 2.7)
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities that supplement or modify the covenants in the indenture. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
Unless otherwise stated in the applicable prospectus supplement, neither Agree Limited Partnership nor Agree Realty Corporation may consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its respective properties and assets to any person unless:
•
the person formed by such consolidation or merger (if other than Agree Limited Partnership or Agree Realty Corporation, as applicable) or the person which acquires by conveyance or transfer, or which leases all or substantially all of the properties and assets of Agree Limited Partnership or Agree Realty Corporation, as applicable, shall be a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction (the “successor person”) and shall expressly assume, by a supplemental indenture:

•
in the case of a successor person to Agree Limited Partnership, the due and punctual payment of the principal of and interest on the securities and the performance or observance of every covenant of the Indenture on the part of Agree Limited Partnership;

•
in the case of a successor person to Agree Limited Corporation, all of the obligations of Agree Limited Corporation under the guarantee of Agree Limited Corporation and the performance or observance of every covenant of the indenture on the part of Agree Realty Corporation to be performed or observed by Agree Realty Corporation;

•
immediately after giving effect to the transaction, no Event of Default, shall have occurred and be continuing; and

•
Agree Limited Partnership or Agree Realty Corporation, as applicable, has delivered to the trustee an officer’s certificate and opinion of counsel stating that such consolidation, merger, conveyance, sale, transfer or lease and such supplemental indenture, if any, complies with the indenture and that all conditions precedent provided for in the indenture relating to such transaction and the supplemental indenture in respect thereto have been complied with.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us or to any other guarantor. (Section 5.1)
Guarantees
The debt securities issued by Agree Limited Partnership will be fully and unconditionally guaranteed by Agree Realty Corporation. If a series of debt securities is guaranteed by any of our subsidiaries, a supplemental indenture will be executed by the guarantor. These guarantees will be joint and several obligations of Agree Realty Corporation and by such other guarantors. The obligations of the guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.
Any guarantee other than the guarantee of Agree Realty Corporation shall be automatically and unconditionally released: (i) upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of such guarantor (other than to us or one of our affiliates); or (ii) upon the sale or disposition of all or substantially all the property of such guarantor (other than to any affiliate of ours). A guarantee also shall be released with respect to a series of debt securities as provided in resolutions of the Board, a supplemental indenture or an officer’s certificate.
Any guarantee also will be released if we exercises its legal defeasance or its covenant defeasance option with respect to such series as set forth in the indenture, or if our obligations under this indenture with respect to such series are discharged as set forth in the indenture. (Article X)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 60 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 60-day period);

•
default in the payment of principal of any security of that series at its maturity;

•
default in the performance or breach of any other covenant or warranty by Agree Limited Partnership, Agree Realty Corporation, or in the case of any guaranteed securities, by the guarantor of such guaranteed series of securities, in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 consecutive days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•
certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Agree Limited Partnership, Agree Realty Corporation, or any other guarantor;

•
the guarantee of any guarantor required to guarantee the securities ceases to be in full force and effect or is denied or disaffirmed by such entity; or

•
any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities if specified otherwise in resolutions of the Board, a supplemental indenture or an officer’s certificate. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an Event of Default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any default or Event of Default within 30 days of becoming aware of the occurrence of such default or Event of Default, which notice will describe in reasonable detail the status of such default or Event of Default and what action we are taking or propose to take in respect thereof. Except in the case of payment default, the trustee may withhold the notice if and so long as the trustee in good faith determines that withholding the notice is in the interests of the holders. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (except as described below), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders) specifying the Event of Default, declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest to but not including the date of acceleration, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 50% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish an officer’s certificate to the trustee stating that a review of us and the guarantors during the preceding fiscal year has been made under the supervision of the signing officers in their duties as officers of Agree Realty Corporation, and to the best knowledge of such officers of Agree Realty Corporation, such review did not disclose that a default or Event of Default has occurred and is continuing (or if a default or Event of Default has occurred and is continuing, the steps to be taken to cure such defaults or Events of Default). (Section 4.3) If a default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series a notice of a default or Event of Default within 90 days after a responsible officer of the trustee has knowledge of such default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
Agree Limited Partnership, Agree Realty Corporation and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•
to cure any ambiguity, defect or inconsistency;

•
to comply with covenants in the indenture described above under the heading “Company and General Partner May Consolidate, Etc, on Certain Terms”;

•
to provide for uncertificated securities in addition to or in place of certificated securities;

•
add guarantees with respect to debt securities of any series or secure debt securities of any series;

•
to surrender any of our rights or powers under the indenture;

•
to add covenants or events of default for the benefit of the holders of debt securities of any series;

•
to comply with the applicable procedures of the applicable depositary;

•
to make any change that does not adversely affect the rights of any holder of debt securities;

•
to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•
to supplement provisions of the indenture to facilitate defeasance and discharge the debt securities of any series; provided that the action shall not adversely affect the interests of the holders of any debt securities of any series. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments (including consents obtained in connection with a tender offer or exchange offer for debt securities of such affected series). We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•
reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•
waive a redemption payment with respect to any debt security if the redemption is not made at our option. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the dates such payments are due in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Company and General Partner May Consolidate, Etc., on Certain Terms” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
•
depositing with the trustee cash and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the dates such payments are due in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders
None of our or any guarantor’s respective past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. (Section 11.8) This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Concerning our Relationship with the Trustee
We have and may continue to have banking and other business relationships with U.S. Bank, or any subsequent trustee, in the ordinary course of business. In December 2019, the Company entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement, which provides for a $500.0 million unsecured revolving credit facility, a $65.0 million unsecured term loan facility and a $35.0 million unsecured term loan facility. As of March 31, 2020, the principal amount outstanding under our revolving credit facility was $242 million with a weighted average interest rate of approximately 2.43%. An affiliate of U.S. Bank is a lender under our revolving credit facility.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 11.10)

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material federal income tax consequences and considerations relating to the acquisition, holding, and disposition of the Company’s securities or the Operating Partnership’s debt securities. For purposes of this discussion under the heading “Material Federal Income Tax Considerations,” the “Company” refers to Agree Realty Corporation, but excluding all its subsidiaries and affiliated entities, and the “Operating Partnership” refers to Agree Limited Partnership. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (which are referred to in this section as “Treasury Regulations”), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any description of the tax consequences summarized below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. This summary is also based upon the assumption that the Company, and each of its subsidiaries and affiliated entities, will act in accordance with any applicable organizational documents or partnership or limited liability company operating agreement. This summary is for general information only, and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:
•
financial institutions;

•
insurance companies;

•
broker-dealers;

•
persons who mark-to-market the Company’s securities or the Operating Partnership’s debt securities;

•
subchapter S corporations;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
regulated investment companies and REITs;

•
trusts and estates;

•
holders who receive the Company’s securities through the exercise of employee stock options or otherwise as compensation;

•
persons holding the Company’s securities or the Operating Partnership’s debt securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to the alternative minimum tax provisions of the Code;

•
persons holding the Company’s securities or the Operating Partnership’s debt securities through a partnership or similar pass-through entity;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the Company’s securities or the Operating Partnership’s debt securities;

•
except to the extent discussed below, tax-exempt organizations; and

•
except to the extent discussed below, foreign investors.

In addition, certain U.S. expatriates, including certain individuals who have lost U.S. citizenship and “long-term residents” (within the meaning of Section 877(e)(2) of the Code) who have ceased to be lawful permanent residents of the United States, are subject to special rules not discussed herein.
This summary assumes that investors will hold their securities as capital assets within the meaning of Section 1221 of the Code, which generally means assets held for investment.
The federal income tax treatment of holders of the Company’s securities or the Operating Partnership’s debt securities depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding the Company’s securities or the Operating Partnership’s debt securities to any particular holder will depend on the holder’s particular tax circumstances. You are urged to consult your own tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you (in light of your particular investment or tax circumstances) of acquiring, holding, exchanging, or otherwise disposing of the Company’s securities or the Operating Partnership’s debt securities.
Taxation of the Company
The Company has elected to be a REIT for federal income tax purposes under Sections 856 through 860 of the Code and applicable provisions of the Treasury Regulations, which set forth the requirements for qualifying as a REIT. The Company’s policy has been and is to operate in such a manner as to qualify as a REIT for federal income tax purposes. If the Company so qualifies, then it will generally not be subject to federal income tax on income it currently distributes to its shareholders. For any year in which the Company does not meet the requirements for qualification as a REIT, it will be taxed as a corporation. See “— Failure to Qualify” below.
The company has received an opinion from Honigman LLP, its tax counsel, to the effect that since the commencement of the Company’s taxable year that began January 1, 2016 through December 31, 2019, it has qualified to be taxed as a REIT under the Code, and the Company’s current and proposed method of operation will enable it to continue to qualify as a REIT under the Code. A copy of this opinion is filed as an exhibit to the registration statement of which this prospectus is a part. It must be emphasized that the opinion of Honigman LLP is based on various assumptions relating to the Company’s organization and operation, and is conditioned upon representations and covenants made by the Company’s management regarding its assets and the past, present, and future conduct of its business operations. While the Company intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in the Company’s circumstances, no assurance can be given by Honigman LLP or by the Company that it will so qualify for any particular year. The opinion was expressed as of the date issued and will not cover subsequent periods. Honigman LLP will have no obligation to advise the Company or the holders of its securities or the Operating Partnership’s debt securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge, or a court will not rule contrary to, the conclusions set forth in such opinions.
The Company’s qualification and taxation as a REIT depend upon its ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, its compliance with which has not been, and will not be, reviewed by Honigman LLP on a continuing basis. In addition, the Company’s ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain of its affiliated entities, which may not have been reviewed by Honigman LLP. Accordingly, no assurance can be given that the actual results of the Company’s operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, the Company’s qualification and taxation as a REIT depend upon its ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification — General.”
While the Company intends to operate so that it qualifies as a REIT, no assurance can be given that the IRS will not challenge the Company’s REIT status, or that it will be able to operate in accordance with the REIT requirements in the future.
As a REIT, the Company will generally be entitled to a deduction for dividends that it pays, and therefore will not be subject to federal corporate income tax on its net income that is currently distributed to its shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results from investment in a corporation or an entity treated as a corporation for federal income tax purposes. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT. Net operating losses, foreign tax credits and other tax attributes of a REIT do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “Federal Income Taxation of U.S. Holders” and “Federal Income Taxation of Non-U.S. Holders” below.
As a REIT, the Company will nonetheless be subject to federal tax in the following circumstances:
•
The Company will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•
If the Company has net income from “prohibited transactions,” which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% excise tax. See “— Income Tests — Prohibited Transactions” and “— Income Tests — Foreclosure Property” below.

•
If the Company elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” it may thereby avoid the 100% excise tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax.

•
The Company will be subject to a 100% penalty tax on any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a “taxable REIT subsidiary” (“TRS”) of the Company to any of its tenants. Redetermined deductions and excess interest represent amounts that are deducted by a TRS of the Company for amounts paid to it that are in excess of the amounts that would have been charged based on arm’s-length negotiations. Redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, the Company (other than services furnished or rendered to a tenant of the Company) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations. See “— Income Tests — Redetermined Rents, Redetermined Deductions, Excess Interest and Redetermined TRS Service Income” below.

•
If the Company should fail to satisfy the 75% gross income test or the 95% gross income test discussed below, due to reasonable cause and not due to willful neglect, and the Company maintains its qualification as a REIT as a result of specified cure provisions, the Company will be subject to a 100% tax on an amount equal to (1) the amount by which it fails the 75% gross income test or the amount by which it fails the 95% gross income test (whichever is greater), multiplied by (2) a fraction intended to reflect the Company’s profitability.

•
If the Company fails to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests) described below, due to reasonable cause and not due to willful neglect, and the Company maintains its REIT qualification as a result of specified cure provisions, the Company will be required to pay a tax equal to the greater of  $50,000 or the highest federal income tax rate then applicable to U.S. corporations multiplied by the net income generated by the nonqualifying assets that caused it to fail such test.

•
If the Company fails to satisfy any requirement of the Code for qualifying as a REIT, other than a failure to satisfy the REIT gross income tests or asset tests, and the failure is due to reasonable cause and not due to willful neglect, the Company may retain its REIT qualification but it will be required to pay a penalty of  $50,000 for each such failure.

•
If the Company should fail to distribute during each calendar year at least the sum of  (1) 85% of its “REIT ordinary income” (i.e., “REIT taxable income” excluding capital gain and without regard to the dividends paid deduction) for such year, (2) 95% of its REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such sum over the aggregate of amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

•
The Company may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet certain record keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Requirements for Qualification — General.”
•
If the Company acquires any asset from a subchapter C corporation in a transaction in which gain or loss is not recognized, and it subsequently recognizes gain on the disposition of any such asset during the five-year period (which is referred to in this section as the “Recognition Period”) beginning on the date on which the Company acquires the asset, then the excess of  (1) the fair market value of the asset as of the beginning of the Recognition Period, over (2) the Company’s adjusted basis in such asset as of the beginning of such Recognition Period (which is referred to in this section as “Built-in Gain”) will generally be (with certain adjustments) subject to tax at the highest corporate income tax rate. Similar rules would apply if within the five-year period beginning on the first day of a taxable year for which the Company re-qualifies as a REIT after being subject to tax as a corporation under subchapter C of the Code for more than two years it were to dispose of any assets that it held on such first day.

•
Certain of the Company’s subsidiaries, including its TRSs, are taxable as corporations and their earnings are subject to corporate income tax.

In addition, notwithstanding its qualification as a REIT, the Company and its subsidiaries may be subject to a variety of taxes, including payroll taxes, and state and local income, property and other taxes on their assets and operations. The Company could also be subject to tax in situations and on transactions not currently contemplated.
Requirements for Qualification — General
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)
that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities) during the last half of each taxable year; and

(7)
that meets other tests described below, including tests with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The Company believes that it has been organized and operated in a manner that has allowed it to satisfy the requirements set forth in (1) through (7) above. In addition, the Charter currently includes certain restrictions regarding transfer of the Company’s shares of capital stock that are intended (among other things) to assist the Company in continuing to satisfy the share ownership requirements described in (5) and (6) above.
To monitor compliance with the share ownership requirements, the Company is required to maintain records regarding the actual ownership of its shares. To do so, the Company must demand written statements each year from the record holders of significant percentages of its shares in which the record holders are to disclose the actual owners of such shares (that is, the persons required to include in gross income the dividends paid by the Company). A list of those persons failing or refusing to comply with this demand must be maintained as part of the Company’s records. The Company’s failure to comply with these record-keeping requirements could subject it to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
In addition, the Company may not elect to become a REIT unless its taxable year is the calendar year. The Company satisfies this requirement.
Effect of Subsidiary Entities
Ownership of Partnership Interests.   In the case of a REIT that is a partner in a partnership (treating, as a partner of a partnership for this purpose, a member of a limited liability company that is classified as a partnership for federal income tax purposes), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership, and the REIT will be deemed to be entitled to the income of the partnership attributable to such share. The character of the assets and gross income of the partnership (determined at the level of the partnership) are the same in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests described below. Accordingly, the Company’s proportionate share of the assets, liabilities, and items of income of the Operating Partnership and any of its other subsidiaries that are partnerships (provided that the subsidiary partnerships are not taxable as corporations for federal income tax purposes) is treated as the Company’s assets, liabilities and items of income for purposes of applying the requirements described in this summary (including the gross income and asset tests described below). One exception to the rule described above is that, for purposes of the prohibition against holding securities having a value greater than 10% of the total value of the outstanding securities of any one issuer discussed under “— Asset Tests” below, a REIT’s proportionate share of any securities held by a partnership is not based solely on its capital interest in the partnership but also includes its interest (as a creditor) in certain debt securities of the partnership (excluding “straight debt” and certain other securities described under “— Asset Tests” below). A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investment in the Operating Partnership.”
Disregarded Subsidiaries.   If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of applying the gross income and asset tests applicable to REITs summarized below. A qualified REIT subsidiary is any corporation, other than a TRS (described below), that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities the Company wholly owns, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of applying the REIT income and asset tests described below. Disregarded subsidiaries, along with the Company’s subsidiary partnerships, are sometimes referred to as “pass-through subsidiaries.” In the event that any of the Company’s disregarded subsidiaries ceases to be wholly-owned by it (for example, if any equity interest in the subsidiary is acquired by a person other than the Company or one of its other disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect the Company’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% (as measured by either voting power or value) of the securities of any one issuer. See “— Income Tests” and “— Asset Tests” below.
Taxable Subsidiaries.   A REIT may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS of the REIT. In addition, a corporation (other than a REIT or qualified REIT subsidiary) is treated as a TRS if a TRS of a REIT owns directly or indirectly securities possessing more than 35% of the total voting power, or having more than 35% of the total value, of the outstanding securities of the corporation. The Company has interests in several corporations treated as TRSs. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, the Company’s TRSs are subject to corporate income tax on their earnings, and this may reduce the aggregate cash flow that the Company and its subsidiaries generate and thus the Company’s ability to make distributions to its shareholders.
A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any undistributed income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes, as income, any dividends that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and undistributed income of taxable subsidiary corporations in determining the parent’s compliance with the REIT requirements, these entities may be used by the parent REIT indirectly to undertake activities that the applicable rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income, such as management fees, that do not qualify under the 75% and 95% gross income tests described below).
In addition, certain sections of the Code that are intended to ensure that transactions between a parent REIT and its TRS occur at arm’s length and on commercially reasonably terms may prevent a TRS from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied. Overall limitations on the deductibility of net interest expense by businesses could also apply to any TRS.
Income Tests
To maintain its qualification as a REIT, the Company must annually satisfy two gross income requirements. First, at least 75% of the Company’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must derive from (1) investments in real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), interest income derived from mortgage loans secured by both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loans, and gains from the sale of real estate assets, or (2) certain kinds of temporary investment of new capital. Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a “real estate asset” for purposes of the asset tests described below, neither interest on, nor gain from the sale of, such debt instruments is treated as qualifying income for purposes of the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.
Second, at least 95% of the Company’s gross income in each taxable year, excluding gross income from prohibited transactions, must derive from some combination of such income from investments in real property and temporary investment of new capital (that is, income that qualifies under the 75% gross income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income from debt instruments issued by publicly offered REITs is qualifying income for purposes of the 95% gross income test. Gross income from the Company’s sale of property that it holds primarily for sale to customers in the ordinary course of business (as described in “— Prohibited Transactions” below) is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” (as defined in “— Hedging Transactions” below) that the Company enters into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Certain foreign currency gains will also be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain” below. Finally, gross income attributable to cancellation of indebtedness income will be excluded from both the numerator and denominator for purposes of both of the gross income tests.
Rents from Real Property.   For purposes of satisfying the 75% and 95% gross income tests, “rents from real property” generally include rents from interests in real property, charges for services customarily furnished or rendered in connection with the rental of real property (whether or not such charges are separately stated), and rent attributable to personal property that is leased under, or in connection with, a lease of real property. However, the inclusion of these items as rents from real property is subject to the conditions described immediately below.
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Any amount received or accrued, directly or indirectly, with respect to any real or personal property cannot be based in whole or in part on the income or profits of any person from such property. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, amounts received or accrued based on income or profits do not include amounts received from a tenant based on the tenant’s income from the property if the tenant derives substantially all of its income with respect to such property from leasing or subleasing substantially all of such property, provided that the tenant receives from subtenants only amounts that would be treated as rents from real property if received directly by the REIT.

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Amounts received from a tenant generally will not qualify as rents from real property in satisfying the gross income tests if the REIT directly, indirectly, or constructively owns (1) in the case of a tenant that is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of a tenant that is not a corporation, an interest of 10% or more in the assets or net profits of such tenant (such a tenant is referred to in this section as a “Related Party Tenant”). Rents that the Company receives from a Related Party Tenant that is also a TRS of the Company, however, will not be excluded from the definition of  “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by the Company’s other tenants for comparable space. Whether rents paid by the Company’s TRS are substantially comparable to rents paid by its other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled” TRS is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as rents from real property. For purposes of this rule, a “controlled” TRS is a TRS in which the Company owns stock possessing more than 50% of the voting power or more than 50% of the total value.

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If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. The determination of whether more than 15% of the rents received by a REIT from a property is attributable to personal property is based upon a comparison of the fair market value of the personal property leased by the tenant to the fair market value of all the property leased by the tenant.

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Rents from real property do not include any amount received or accrued directly or indirectly by a REIT for services furnished or rendered to tenants of a property or for managing or operating a property, unless the services furnished or rendered, or management or operations provided, are of a type that a tax-exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Code (that is, unless they are of a type “usually or customarily rendered in connection with the rental of space for occupancy only” or are not considered “primarily for the tenant’s convenience”). Services, management, or operations which, if provided by a tax-exempt organization, would give rise to unrelated business taxable income (referred to in this section as “Impermissible Tenant Services”) will not be treated as provided by the REIT if provided by either an “independent contractor” (as defined in the Code) who is adequately compensated and from whom the REIT does not derive any income, or by a TRS. If an amount received or accrued by a REIT for providing Impermissible Tenant Services to tenants of a property exceeds 1% of all amounts received or accrued by the REIT with respect to such property in any year, none of such amounts will constitute rents from real property. For purposes of this test, the income received from Impermissible Tenant Services is deemed to be at least 150% of the direct cost of providing the services. If the 1% threshold is not exceeded, only the amounts received for providing Impermissible Tenant Services will not constitute rents from real property.

Substantially all of the Company’s income derives from the Operating Partnership. The Operating Partnership’s income derives largely from rent attributable to the Company’s properties (which properties are referred to in this section as the “Properties”). The Operating Partnership also derives income from its TRSs insofar as they pay dividends on shares owned by the Operating Partnership. The Operating Partnership does not, and is not expected to, charge rent that is based in whole or in part on the income or profits of any person (but does charge rent based on a fixed percentage or percentages of receipts or sales). The Operating Partnership does not, and is not anticipated to, derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent for such property.
In addition, the Company does not believe that it derives (through the Operating Partnership) rent from a Related Party Tenant. However, the determination of whether the Company owns 10% or more (as measured by either voting power or value) of any tenant is made after the application of complex attribution rules under which the Company will be treated as owning interests in tenants that are owned by its “Ten Percent Shareholders.” In identifying the Company’s Ten Percent Shareholders, each individual or entity will be treated as owning shares held by related individuals and entities. Accordingly, the Company cannot be absolutely certain whether all Related Party Tenants have been or will be identified. Although rent derived from a Related Party Tenant will not qualify as rents from real property and, therefore, will not be qualifying income under the 75% or 95% gross income test, the Company believes that the aggregate amount of any such rental income (together with any other nonqualifying income) in any taxable year will not cause it to exceed the limits on nonqualifying income under such gross income tests.
The Operating Partnership provides certain services with respect to the Properties (and expects to provide such services with respect to any newly acquired properties) through certain TRSs. Because the services are provided through the Company’s TRSs, the provision of such services will not cause the amounts received by the Company (through its ownership interest in the Operating Partnership) with respect to the Properties to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests.
Dividends.   The Company may (through one or more pass-through subsidiaries) indirectly receive distributions from TRSs or other corporations that are neither REITs nor qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.
Hedging Transactions.   From time to time, the Company enters into transactions, such as interest rate swaps, that hedge its risk with respect to one or more of its assets or liabilities. Income from “hedging transactions” that are clearly identified in the manner specified by the Code will not constitute gross income, and will not be counted, for purposes of the 75% or 95% gross income test. The term “hedging transaction,” as used above, generally means (i) any transaction entered into in the normal course of a trade or business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain (or property which generates income or gain) that would be qualifying income under the 75% or 95% gross income test or (iii) any transaction entered into after December 31, 2015 to “offset” transactions described in (i) or (ii) if a portion of the hedged indebtedness is extinguished or the related property is disposed of. The Company is required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. The Company intends to structure its hedging activities in a manner that does not jeopardize its status as a REIT.
Prohibited Transactions.   Net income derived from a “prohibited transaction” is subject to a 100% excise tax. The term “prohibited transaction” includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Operating Partnership owns interests in real property that is situated on the periphery of certain of the Properties. The Company and the Operating Partnership believe that this peripheral property is not held primarily for sale to customers and that the sale of such peripheral property will not be in the ordinary course of the Operating Partnership’s business. The Company intends to conduct its operations so that no asset owned by it or its pass-through subsidiaries will be held primarily for sale to customers, and that a sale of any such asset will not be a prohibited transaction subject to the 100% excise tax. Whether property is held primarily for sale to customers in the ordinary course of the Company’s business depends, however, on the facts and circumstances as they exist from time to time, including those relating to a particular property. As a result, no assurance can be given that the IRS will not recharacterize property the Operating Partnership owns as property held primarily for sale to customers in the ordinary course of its business, or that it can comply with certain safe-harbor provisions of the Code that would prevent such treatment. In the event the Company determines that a property, the ultimate sale of which is expected to result in taxable gain, will be regarded as held primarily for sale to customers in the ordinary course of trade or business, The Company intends to cause such property to be acquired by or transferred to a TRS so that gain from such sale will be subject to regular corporate income tax as discussed above under “— Effect of Subsidiary Entities — Taxable Subsidiaries.”
Foreclosure Property.   Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT’s having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the loan or lease related to which was acquired by the REIT at a time when default was not imminent or anticipated, and (3) that such REIT makes a proper election to treat as foreclosure property. REITs are subject to tax at the maximum corporate tax rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute dealer property (i.e., property held primarily for sale to customers in the ordinary course of business) in the hands of the selling REIT. A TRS may operate property on which a REIT has made a foreclosure property election without loss of foreclosure property status.
Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income. Any redetermined rents, redetermined deductions, or excess interest the Company generates will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a TRS to any of the Company’s tenants, and redetermined deductions and excess interest represent amounts that are deducted by a TRS for amounts paid to the Company that are in excess of the amounts that would have been charged based on arm’s length negotiations. Under “safe harbor” provisions of the Code, rents the Company receives from tenants of a property will not constitute redetermined rents (by reason of the performance of services by any TRS to such tenants) if:
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So much of such amounts as constitutes impermissible tenant service income does not exceed 1% of all amounts received or accrued during the year with respect to the property;

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The TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

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Rents paid by tenants leasing at least 25% of the net leasable space in the property who are not receiving services from the TRS are substantially comparable to the rents paid by tenants leasing comparable space who are receiving such services from the TRS and the charge for the services is separately stated; or

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The TRS’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing the service.

Any redetermined TRS service income will also be subject to a 100% penalty tax. Redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, the Company (other than services furnished or rendered to a tenant of the Company) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations.
Foreign Currency Gain.   Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT that would satisfy the 75% gross income test and 75% asset test (discussed below) on a stand-alone basis. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
In sum, the Company’s investment in real properties through the Operating Partnership and the provision of services with respect to those properties through TRSs, gives and will give rise mostly to rental income qualifying under the 75% and 95% gross income tests. Gains on sales of such properties, or of the Company’s interest in such properties or in the Operating Partnership, will generally qualify under the 75% and 95% gross income tests.
The Company anticipates that income on its other investments will not result in the Company failing the 75% or 95% gross income test for any year.
Failure to Satisfy Gross Income Tests.   If the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. The Company may avail itself of the relief provisions if: (1) following its identification of the failure to meet the 75% or 95% gross income test for any taxable year, the Company files a schedule with the IRS setting forth each item of its gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations prescribed by the Secretary of the U.S. Treasury; and (2) its failure to meet the test was due to reasonable cause and not due to willful neglect. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of REITs in General,” even if these relief provisions apply, a tax would be imposed with respect to the excess nonqualifying gross income.
Asset Tests
At the close of each calendar quarter of its taxable year, the Company must also satisfy the following five tests relating to the nature of its assets. For purposes of each of these tests, the Company’s assets are deemed to include the assets of any disregarded subsidiary and its share of the assets of any subsidiary partnership, such as the Operating Partnership.
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At least 75% of the value of the Company’s total assets must be represented by some combination of  “real estate assets,” cash or cash items, including certain receivables and, in certain circumstances, foreign currencies, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans, and debt instruments issued by publicly offered REITs, personal property leased in connection with a lease of real property to the extent that rent attributable to such personal property meets the 15% test described under “— Income Tests” above to qualify as “rents from real property” for purposes of the 75% gross income test, and debt secured by a mortgage on both real and personal property if the fair market value of the personal property securing the debt does not exceed 15% of the total fair market value of all property securing the debt.

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The aggregate value of all securities of TRSs the Company holds may not exceed 20% of the value of its total assets.

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The aggregate value of all debt instruments the Company holds of publicly offered REITs, to the extent such debt instruments are not secured by real property or interests in real property (and, therefore, would not qualify as “real estate assets” but for having been issued by publicly offered REITs), may not exceed more than 25% of the value of its total assets.

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The value of any one issuer’s securities owned by the Company may not exceed 5% of the value of its assets. This asset test does not apply to securities of TRSs or to any security that qualifies as a “real estate asset.”

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The Company may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. This asset test does not apply to securities of TRSs or to any security that qualifies as a “real estate asset.” In addition, solely for purposes of the 10% value test, certain types of securities, including certain “straight debt” securities, are disregarded.

No securities issued by a corporation or partnership will qualify as “straight debt” if the Company owns (or a TRS in which the Company owns a greater than 50% interest, as measured by vote or value, owns) other securities of such issuer that represent more than 1% of the total value of all securities of such issuer.
Debt instruments issued by a partnership that do not qualify as “straight debt” are (1) not subject to the 10% value test to the extent of the Company’s interest as a partner in that partnership and (2) completely excluded from the 10% value test if at least 75% of the partnership’s gross income (excluding income from “prohibited transactions”) consists of income qualifying under the 75% gross income test. In addition, the 10% value test does not apply to (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between the Company and certain persons related to it), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of  (or payments made by) a non-governmental entity, and (5) any security issued by another REIT.
The Company is deemed to own, for purposes of the 10% value test, the securities held by a partnership based on its proportionate interest in any securities issued by the partnership (excluding “straight debt” and the securities described in the last sentence of the preceding paragraph). Thus, the Company’s proportionate share is not based solely on its capital interest in the partnership but also includes its interest in certain debt securities issued by the partnership.
After meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company believes that it maintains adequate records with respect to the nature and value of its assets to enable the Company to comply with the asset tests and to enable it to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance. There can be no assurance, however, that the Company will always successfully take such action.
Certain relief provisions may be available to the Company if it discovers a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, the Company will be deemed to have met the 5% and 10% asset tests if (1) the value of its nonqualifying assets does not exceed the lesser of  (a) 1% of the total value of its assets at the end of the applicable quarter or (b) $10,000,000 and (2) it disposes of the nonqualifying assets or otherwise satisfies such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described in the preceding sentence, the Company may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets or the taking of other actions that allow it to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of  (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS. Although the Company believes that it has satisfied the asset tests described above and plans to take steps to ensure that it satisfies such tests for any calendar quarter with respect to which re-testing is to occur, there can be no assurance that the Company will always be successful or that a reduction in its overall interest in an issuer (including a TRS) will not be required. If the Company fails to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, the Company would cease to qualify as a REIT. See “— Failure to Qualify” below.
The Company believes that its holdings of securities and other assets have complied and will continue to comply with the foregoing REIT asset requirements, and the Company intends to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support the Company’s conclusions as to the value of its total assets, or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not contend that the Company fails to meet the REIT asset requirements by reason of its interests in its subsidiaries or in the securities of other issuers or for some other reason.
Annual Distribution Requirement
To maintain its qualification as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to its shareholders each year in an amount at least equal to: (1) the sum of  (a) 90% of its “REIT taxable income” (which is the Company’s taxable income exclusive of net income from foreclosure property, and with certain other adjustments) but computed without regard to the dividends paid deduction and its net capital gain, and (b) 90% of the excess of its net income, if any, from “foreclosure property” (described above) over the tax imposed on that income; minus (2) the sum of certain items of non-cash income.
These distributions must be paid in the taxable year to which they relate, or in the following taxable year if the distributions are declared before the Company timely files its tax return for the taxable year to which they relate, the distributions are paid on or before the first regular dividend payment after such declaration, and the Company makes an election to treat the distributions as relating to the prior taxable year. In addition, any dividend the Company declares in October, November, or December of any year that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by it and received by the shareholder on December 31 of such year, provided that the Company actually pays the dividend before the end of January of the following calendar year.
The Company is a “publicly offered REIT.” If the Company ceases to be a publicly offered REIT, then in order for its distributions to be counted as satisfying the annual distribution requirement for REITs and to provide it with the REIT-level tax deduction, such distributions must not have been “preferential dividends.” A distribution is not a preferential dividend if that distribution is (i) pro rata among all outstanding shares within a particular class of stock and (ii) in accordance with the preferences among different classes of stock as set forth in the Charter.
To the extent that the Company distributes at least 90%, but less than 100%, of its “REIT taxable income” (computed without regard to the dividends paid deduction and with certain adjustments), it will be subject to tax at ordinary corporate rates on the retained portion. The Company may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, the Company could elect to have its shareholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax paid by the Company. The Company’s shareholders would then increase the adjusted basis of their shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.
Net operating losses that the Company is allowed to carry forward from prior tax years may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of the shareholders, of any distributions that are actually made by the Company, which are generally taxable to the shareholders as dividends to the extent that the Company has current or accumulated earnings and profits. See “Federal Income Taxation of U.S. Holders — Distributions on Capital Stock” below.
If the Company fails to distribute during each calendar year at least the sum of: (1) 85% of its “REIT ordinary income” (i.e., “REIT taxable income” excluding capital gain and without regard to the dividends paid deduction) for that year; (2) 95% of its REIT capital gain net income for that year; and (3) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such sum over the aggregate of amounts actually distributed and retained amounts on which income tax is paid at the corporate level. The Company believes that it has made, and intends to continue to make, distributions in such a manner so as not to be subject to the 4% excise tax.

The Company intends to make timely distributions sufficient to satisfy the annual distribution requirement. In this regard, the partnership agreement of the Operating Partnership provides that the Company, as general partner, must use its best efforts to cause the Operating Partnership to distribute to its partners amounts sufficient to permit the Company to meet this distribution requirement. It is possible that, from time to time, the Company may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, as a result of timing differences between the actual receipt of cash (including distributions from the Operating Partnership) and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing the Company’s “REIT taxable income” on the other hand. To avoid any failure to comply with the 90% distribution requirement, the Company will closely monitor the relationship between its “REIT taxable income” and cash flow, and if necessary, will borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement.
The Company may satisfy the 90% distribution requirement with taxable distributions of its stock or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. The Company currently does not intend to pay taxable dividends payable in cash and stock.
Under certain circumstances, the Company may be able to cure a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in the Company’s deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid both losing its REIT status and being taxed on amounts distributed as deficiency dividends. The Company will be required to pay interest, however, based upon the amount of any deduction taken for deficiency dividends.
Failure to Qualify
Specified cure provisions are available to the Company in the event that it violates a provision of the Code that would otherwise result in its failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax on its taxable income at the applicable corporate tax rate. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as dividends and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year of termination of its REIT status. It is not possible to state whether in all circumstances the Company would be entitled to this statutory relief.
Tax Aspects of Investment in the Operating Partnership
General
The Company holds a direct interest in the Operating Partnership, which is classified as a partnership for federal income tax purposes. The Operating Partnership, together with any entities treated as partnerships for federal income tax purposes that the Company holds an interest in, are referred to as the “Partnerships.” In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction, and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company will include its proportionate share of the foregoing partnership items in computing its “REIT taxable income.” See “Taxation of the Company — Income Tests” above. Any resultant increase in the Company’s “REIT taxable income” will increase the amount it must distribute to satisfy the REIT distribution requirement (see “Taxation of the Company — Annual

Distribution Requirement” above) but will generally not be subject to federal income tax in the Company’s hands provided that it distributes such income to its shareholders.
Entity Classification
The Company’s interests in the Partnerships involve special tax considerations, including the possibility of a challenge by the IRS to the status of the Operating Partnership or any other partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. In general, under certain Treasury Regulations that became effective January 1, 1997 (referred to in this section as the “Check-the-Box Regulations”), an unincorporated entity with at least two members may elect to be classified either as a corporation or as a partnership for federal income tax purposes. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. For such an entity that was in existence prior to January 1, 1997, such as the Operating Partnership, the entity will have the same classification (unless it elects otherwise) that it claimed under the rules in effect prior to the Check-the-Box Regulations. In addition, the federal income tax classification of an entity that was in existence prior to January 1, 1997 will be respected for all periods prior to January 1, 1997 if  (1) the entity had a reasonable basis for its claimed classification, (2) the entity and all members of the entity recognized the federal income tax consequences of any changes in the entity’s classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any member of the entity was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination. The Company believes that the Operating Partnership and any other partnerships in which it previously directly or indirectly held an interest that existed prior to January 1, 1997 reasonably claimed partnership classification under the Treasury Regulations relating to entity classification in effect prior to January 1, 1997, and such classification should be respected for federal income tax purposes. Each of them intends to continue to be classified as a partnership for federal income tax purposes, and none of them intends to elect to be treated as an association taxable as a corporation under the Check-the-Box Regulations.
If the Operating Partnership or any of the other partnerships were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of the Company’s assets and items of gross income would change, which would likely preclude it from satisfying the asset tests and possibly the income tests (see “Taxation of the Company — Income Tests” and “Taxation of the Company — Asset Tests” above), and in turn would prevent the Company from qualifying as a REIT, unless it were eligible for relief under the relief provisions described above. See “Taxation of the Company — Failure to Qualify” above for discussion of the effect of the Company’s failure to satisfy the REIT tests for a taxable year. In addition, any change in the status of any of the Partnerships for federal income tax purposes might be treated as a taxable event, in which case the Company could have taxable income that is subject to the REIT distribution requirement without receiving any cash.
Tax Allocations with Respect to the Properties
Pursuant to Section 704(c) of the Code and applicable Treasury Regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as the Properties contributed to the Operating Partnership by the limited partners of the Operating Partnership) must be allocated in such a manner that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss, respectively, associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (referred to in this section as the “Book-Tax Difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed with contributions of appreciated property (including the Properties contributed by the limited partners of the Operating Partnership). Consequently, the Operating Partnership’s partnership agreement requires allocations to be made in a manner consistent with Section 704(c) of the Code and the applicable Treasury Regulations. If a partner contributes cash to a partnership at a time when the partnership holds appreciated (or depreciated) property, the applicable Treasury Regulations provide for a similar allocation of these items to the other (that is, the pre-existing) partners. These rules may apply to any contribution by the Company to the Partnerships of cash proceeds received from offerings of its securities, including any offering of securities contemplated by this prospectus.
In general, the partners that contributed appreciated Properties to the Operating Partnership will be allocated less depreciation, and increased taxable gain on sale, of such Properties. This will tend to eliminate the Book-Tax Difference. However, the special allocation rules of Section 704(c) and the applicable Treasury Regulations do not always rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Under the applicable Treasury Regulations, special allocations of income and gain and depreciation deductions must be made on a property-by-property basis. Depreciation deductions resulting from the carryover basis of a contributed property are used to eliminate the Book-Tax Difference by allocating such deductions to the non-contributing partners (for example, to the Company) up to the amount of their share of book depreciation. Any remaining tax depreciation for the contributed property would be allocated to the partners who contributed the property. The Operating Partnership has generally elected the “traditional method” of rectifying the Book-Tax Difference under the applicable Treasury Regulations, pursuant to which if depreciation deductions are less than the non-contributing partners’ share of book depreciation, then the non-contributing partners lose the benefit of the tax deductions to the extent of the difference. When the property is sold, the resulting tax gain is used to the extent possible to eliminate any remaining Book-Tax Difference. Under the traditional method, it is possible that the carryover basis of the contributed assets in the hands of a Partnership may cause the Company to be allocated less depreciation and other deductions than would otherwise be allocated to it. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect its ability to comply with the REIT distribution requirement. See “Taxation of the Company — Annual Distribution Requirement” above.
With respect to property purchased by (and not contributed to) a Partnership, such property will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code and the applicable Treasury Regulations will not apply unless such property is subsequently revalued for capital accounting purposes under applicable Treasury Regulations.
Sale of the Properties
The Operating Partnership intends to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties and to make such occasional sales of the Properties as are consistent with the Company’s investment objectives. The Company does not currently hold any Properties through any partnerships other than the Operating Partnership. Based primarily on such investment objectives, the Company believes that the Properties should not be considered dealer property (i.e., property held for sale to customers in the ordinary course of business). Whether property is dealer property is a question of fact that depends on the particular facts and circumstances with respect to the particular transaction. No assurance can be given that any property sold by the Company or any of its Partnerships will not be dealer property, or that the Company can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The Company’s share of any gain realized by the Operating Partnership or any other partnerships on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “Taxation of the Company — Income Tests — Prohibited Transactions” above. In the event the Company determines that a property, the ultimate sale of which is expected to result in taxable gain, will be held primarily for sale to customers in the ordinary course of a trade or business, the Company intends to cause such property to be acquired by or transferred to a TRS so that gain from such sale will be subject to regular corporate income tax as discussed above under “Taxation of the Company — Effect of Subsidiary Entities — Taxable Subsidiaries.”
Partnership Audit Rules
Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the IRS makes audit adjustments to the income tax returns of the Operating Partnership or any other partnership, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from the Operating Partnership or such other partnership. The Operating Partnership or any other partnership may elect to have its partners take such audit adjustment into account in accordance with their interests in the Operating Partnership or such other partnership during the tax year under audit, but there can be no assurance that such election will be effective in all circumstances. If, as a result of any such audit adjustment, the Operating Partnership or any other partnership is required to make payments of taxes, penalties and interest, the cash available for distribution to its partners might be substantially reduced. Prospective investors should consult with their own tax advisors with respect to these changes and their potential impact on their investment in the Company’s securities or the Operating Partnership’s debt securities.
Federal Income Taxation of U.S. Holders
As used herein, a “U.S. holder” means a beneficial owner of the Company’s securities or the Operating Partnership’s debt securities who is, for federal income tax purposes:
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a citizen or individual resident of the United States as defined in Section 7701(b) of the Code;

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a corporation (or other entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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an estate the income of which is subject federal income taxation regardless of its source; or

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a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership, including for this purpose any entity treated as a partnership for federal income tax purposes, holds the Company’s securities or the Operating Partnership’s debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.
This summary assumes that investors will hold the Company’s securities and the Operating Partnership’s debt securities as capital assets, which generally means assets held for investment.
Distributions on Capital Stock
As a result of the Company’s status as a REIT, distributions made to its U.S. holders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. However, for taxable years prior to 2026, individual U.S. holders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by the Company, subject to certain limitations, which would reduce the maximum marginal effective tax rate for individuals on the receipt of such ordinary dividends to 29.6%. The maximum federal income tax rate applicable to ordinary income of individuals for taxable years prior to 2026 is 37%.
The maximum individual rate of tax on qualified dividends and long-term capital gains is generally 20%. Because the Company is not generally subject to federal income tax on the portion of its REIT taxable income or capital gains distributed to its shareholders, the Company’s dividends are generally not qualified dividends eligible for this 20% tax rate. As a result, the Company’s ordinary REIT dividends will continue to be taxed at the higher tax rates applicable to ordinary income. However, the 20% tax rate will generally apply to:
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the Company’s dividends attributable to dividends received by it from non-REIT corporations, such as TRSs;

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the Company’s dividends attributable to its REIT taxable income in the prior taxable year on which it was subject to corporate level income tax (net of the amount of such tax); and

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the Company’s dividends attributable to income in the prior taxable year from the sale of appreciated (i.e., Built-in Gain) property acquired by it from “C” corporations in carryover basis transactions or held by it on the first day of a taxable year for which the Company first re-qualified as a REIT after being subject to tax as a “C” corporation for more than two years (net of the amount of corporate tax on such income).

Distributions that are designated as capital gain dividends will be taxed to U.S. holders as long-term capital gains, to the extent that they do not exceed the Company’s actual net capital gain for the taxable year, without regard to the period for which such holder has held its shares. A similar treatment will apply to long-term capital gains the Company retains, to the extent that it elects the application of provisions of the Code that treat shareholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to shareholders a corresponding credit for taxes paid by the REIT on such retained capital gains. The aggregate amount of dividends that the Company may designate as qualified dividend income or as capital gain dividends cannot exceed the dividends actually paid by it during such year. In addition, the Secretary of the Treasury is authorized to prescribe regulations or other guidance requiring proportionality of the designation of particular types of dividends. Corporate U.S. holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rate of 20% in the case of U.S. holders that are individuals, and regular corporate rates for U.S. holders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for U.S. holders that are individuals, to the extent of previously claimed depreciation deductions.
Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that they do not exceed the adjusted basis of such holder’s shares of capital stock in respect of which the distributions were made, but rather, will reduce the adjusted basis of those shares of capital stock. To the extent that such distributions exceed the adjusted basis of a U.S. holder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend the Company declares in October, November or December of any year and payable to a shareholder of record on a specified date in any such month will be treated both as paid by the Company and received by the shareholder on December 31 of such year, provided that the Company actually pays the dividend before the end of January of the following calendar year.
The Company may make distributions to shareholders paid in shares of its capital stock that are intended to be treated as dividends for federal income tax purposes. In that event, U.S. holders would generally have taxable income with respect to such distributions of shares of the Company’s capital stock and may have tax liability by reason of such distributions in excess of the cash (if any) that is received by them.
In determining the extent to which a distribution with respect to its shares constitutes a dividend for tax purposes, the Company’s earnings and profits will be allocated first to distributions with respect to its preferred stock and then to the common stock. In addition, the IRS has taken the position in published guidance that if a REIT has two classes of shares, the amount of any particular type of income (including net capital gain) allocated to each class in any year cannot exceed such class’s proportionate share of such income based on the total dividends paid to each class for such year. Consequently, if both common stock and preferred stock are outstanding, particular types of income will be allocated in accordance with the classes’ proportionate shares of such income. Thus, net capital gain will be allocated between holders of common stock and holders of preferred stock, if any, in proportion to the total dividends paid to each class during the taxable year, or otherwise as required by applicable law.
Net operating losses and capital losses that the Company is allowed to carry forward from prior tax years may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. See “Taxation of the Company — Annual Distribution Requirement” above. Such losses, however, are not passed through to the Company’s shareholders and do not offset income of shareholders from other sources, nor do they affect the character of any distributions that the Company actually makes, which are generally taxable to its shareholders as dividends to the extent that the Company has current or accumulated earnings and profits.
The Company will be treated as having sufficient earnings and profits for a year to treat as a dividend any distribution it makes for such year up to the amount required to be distributed in order to avoid imposition of the 4% federal excise tax discussed in “Taxation of the Company — Taxation of REITs in General” above. As a result, U.S. holders may be required to treat certain distributions as taxable dividends even though the Company may have no overall accumulated earnings and profits. Moreover, any “deficiency dividend,” which is a dividend to the Company’s current shareholders that is permitted to relate back to a year for which the IRS determines a deficiency in order to satisfy the distribution requirement for that year, will be treated as a dividend (an ordinary dividend or a capital gain dividend, as the case may be) regardless of the Company’s earnings and profits for the year in which it pays the deficiency dividend.
Certain non-corporate U.S. holders may also be subject to an additional tax of 3.8% with respect to dividends on shares of the Company’s capital stock. See “Other Tax Considerations — Medicare Tax” below.
Disposition of Capital Stock
In general, capital gains recognized by individuals and other non-corporate U.S. holders upon the sale or disposition of shares of the Company’s capital stock will be subject to a maximum federal income tax rate of 20% (applicable to long-term capital gains) if the shares are held for more than 12 months, and will be taxed at rates of up to 37% (applicable to short-term capital gains) if the shares are held for 12 months or less. Gains recognized by U.S. holders that are corporations are subject to federal income tax at regular corporate rates, whether or not classified as long-term capital gains. Capital losses recognized by a U.S. holder upon the disposition of shares held for more than one year at the time of disposition will be considered long-term capital losses, which are generally available first to offset long-term capital gain (which is taxed at capital gain rates) and then short-term capital gain (which is taxed at ordinary income rates) of such holder, but not ordinary income of such holder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). Capital losses recognized by a U.S. holder upon the disposition of shares held for not more than one year are considered short-term capital losses and are generally available first to offset short-term capital gain and then long-term capital gain of such holder, but not ordinary income of such holder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares by a U.S. holder that has held the shares for six months or less, after applying certain holding period rules, will be treated as long-term capital loss to the extent of distributions received from the Company that are required to be treated by such holder as long-term capital gain.
If a holder of shares of the Company’s capital stock recognizes a loss upon a disposition of those shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply to require a disclosure filing with the IRS concerning the loss-generating transaction. While these regulations are directed toward “tax shelters,” they are quite broad, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. Prospective shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of shares of capital stock, or transactions that might be undertaken directly or indirectly by the Company. Moreover, prospective shareholders should be aware that the Company and other participants in the transactions involving the Company (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Passive Activity Loss and Investment Interest Limitations. Taxable dividends that the Company distributes and gain from the disposition of shares of the Company’s capital stock will not be treated as passive activity income and, therefore, U.S. holders subject to the limitation on the use of  “passive losses” will not be able to apply passive losses against such income. U.S. holders may elect to treat capital gain dividends, capital gains from the disposition of shares and qualified dividend income as investment income for purposes of computing the limitation on the deductibility of investment interest, but in such case the U.S. holder will be taxed at ordinary income rates on those amounts. Other distributions made by the Company, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of computing the investment interest limitation.
Conversion of Preferred Stock
Except as provided below, (i) a U.S. holder generally will not recognize gain or loss upon the conversion of preferred stock into common stock, and (ii) a U.S. holder’s basis and holding period in the common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of the Company’s shares of common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the preferred stock for more than one year at the time of conversion. U.S. holders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares of the common stock received on a conversion of preferred stock for cash or other property.
Redemption of Preferred Stock
A redemption of preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of the Company’s current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above in “— Disposition of Capital Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. holder’s interest in the Company’s stock, (ii) results in a “complete termination” of the U.S. holder’s interest in all of the Company’s classes of stock or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. holder upon a redemption of preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be taxable as a dividend, as described above in “— Distributions on Capital Stock.” In that case, a U.S. holder’s adjusted tax basis in the redeemed preferred stock will be transferred to such holder’s remaining share holdings in the Company. If the U.S. holder does not retain any of the Company’s stock, such basis could be transferred to a related person that holds the Company’s stock or it may be lost.
Federal Income Taxation of Non-U.S. Holders
The following is a summary of certain federal income tax consequences of the ownership and disposition of the company’s capital stock applicable to “non-U.S. holders.” As used herein, a non-U.S. holder is any beneficial owner of the Company’s securities or the Operating Partnership’s debt securities who is a “foreign person.” For the purposes of this summary, a foreign person is any person that is not a U.S. holder, tax-exempt entity (which are addressed below), or an entity treated as a partnership for federal income tax purposes.
The following summary is based on current law and is for general information only. The rules governing the federal income taxation of non-U.S. holders are complex. The summary addresses only selected and not all aspects of federal income taxation. Prospective non-U.S. holders should consult with their own tax advisors to determine the impact of U.S. federal, state, and local income tax and estate tax laws with regard to an investment in the Company’s securities or the Operating Partnership’s debt securities, including any reporting requirements.
Distributions on Capital Stock
Ordinary Dividends.   The portion of dividends received by non-U.S. holders payable out of the Company’s earnings and profits that are not attributable to the Company’s capital gains and that are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty.
In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of the Company’s capital stock. In cases where the dividend income from a non-U.S. holder’s investment in the Company’s capital stock is, or is treated as, effectively connected with the

non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. income tax at graduated rates, in the same manner as U.S. holders are taxed with respect to such dividends, and such income generally must be reported on a federal income tax return filed by or on behalf of the non-U.S. holder. Such income may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable) in the case of a non-U.S. holder that is a corporation.
As described above, the Company may make distributions paid in shares of its capital stock that are intended to be treated as dividends for federal income tax purposes. If the Company is required to withhold an amount in excess of any cash that is distributed to non-U.S. holders along with the shares of capital stock, it may retain and sell some of the shares that would otherwise be distributed in order to satisfy any withholding tax imposed on the distribution.
Non-Dividend Distributions.   Unless shares of the Company’s capital stock constitute a U.S. real property interest (referred to in this section as a “USRPI”), distributions by the Company that are not dividends out of its earnings and profits will generally not be subject to federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of the Company’s current and accumulated earnings and profits. If shares of the Company’s capital stock constitute a USRPI, as discussed below under “— Dispositions of Capital Stock,” then distributions by the Company in excess of the sum of its earnings and profits plus the non-U.S. holder’s basis in its shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (which is referred to in this section as “FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (that is, an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the non-U.S. holder’s share of the Company’s earnings and profits. As discussed below under “— FIRPTA Exception for Qualified Shareholders of REITs” the Company’s shares will not be treated as USRPIs when held directly or indirectly by a “qualified shareholder.” Additionally, as discussed below under “— FIRPTA Exception for Interests Held by Foreign Retirement or Pension Funds,” “qualified foreign pension funds” will not be subject to FIRPTA withholding.
Capital Gain Dividends.   Distributions that are attributable to gains from dispositions of USRPIs held by the Company directly or through pass-through subsidiaries (referred to in this section as “USRPI capital gains”) that are paid with respect to any class of shares that is regularly traded on an established securities market located in the United States and that are made to a non-U.S. holder that does not own more than 10% of the class of shares at any time during the one-year period ending on the date of distribution will be treated as a regular distribution by the Company, and these distributions will be treated as ordinary dividend distributions. A distribution of USRPI capital gains made by the Company to non-U.S. holders owning more than 10% of the class of shares in respect of which the distribution is made will be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, as the case may be (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), without regard to whether the distribution is designated as a capital gain dividend. In the case of such a greater than 10% non-U.S. holder, the Company will be required to withhold tax equal to the maximum corporate tax rate of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (or lower tax treaty rate, if applicable) in the hands of a non-U.S. holder that is a corporation.
Distributions to a non-U.S. holder that the Company properly designates as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to federal income taxation unless: (1) the investment in the Company’s shares is treated as effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable), or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (unless a lower tax treaty rate applies).

Retained Net Capital Gains.   Although the law is not clear on the matter, it appears that amounts designated by the Company as retained capital gains in respect of its shares held by non-U.S. holders generally should be treated in the same manner as the Company’s actual distributions of capital gain dividends. Under this approach, a non-U.S. holder would be able to claim as a credit against its federal income tax liability, its proportionate share of the tax paid by the Company on the retained capital gains, and to obtain from the IRS a refund to the extent its proportionate share of the tax paid by the Company exceeds its actual federal income tax liability.
Dispositions of Capital Stock
Unless shares of the Company’s capital stock constitute a USRPI, a sale of such shares by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. The shares will not constitute a USRPI if the Company is a “domestically-controlled REIT.”
A REIT is a “domestically-controlled REIT” if throughout the applicable testing period less than 50% of its stock was held directly or indirectly by non-U.S. persons. In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. The Company is a publicly traded REIT. In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended registered investment companies, the REIT or registered investment company will be treated as a U.S. person if the REIT or registered investment company is domestically controlled and will be treated as a non-U.S. person otherwise. In the case of REIT stock held by a REIT or registered investment company not described in the previous rule, the REIT or registered investment company is treated as a U.S. person or a non-U.S. person on a look-through basis. The Company believes that it is, and it expects to continue to be, a domestically-controlled REIT and, therefore, the sale of the Company’s capital stock by non-U.S. holders is not expected to be subject to taxation under FIRPTA. Because the Company’s shares are publicly traded, however, no assurance can be given that it is or will be a domestically-controlled REIT.
In the event that the Company does not constitute a domestically-controlled REIT, a non-U.S. holder’s shares of the Company’s capital stock nonetheless will not constitute a USRPI and accordingly would not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) the shares are of a class that are “regularly traded” as defined by applicable Treasury Regulations, on an established securities market, and (2) the selling non-U.S. holder held 10% or less of such class of shares at all times during a prescribed testing period. The Company believes that the common stock is, and expects it to continue to be, “regularly traded” on an established securities market.
If gain on the sale of shares of the Company’s capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could, unless the shares are of a class that are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market, be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of shares of the Company’s capital stock that would not be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the gain is effectively connected with a U.S. trade or business conducted by such non-U.S. holder and, where a treaty applies, such trade or business is conducted through a permanent establishment in the U.S., then the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, except that the non-U.S. holder may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable) if it is a foreign corporation, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, the nonresident alien individual will be subject to tax on the individual’s capital gain at a 30% rate (or lower tax treaty rate, if applicable).
Conversion of Preferred Stock
The conversion of the Company’s preferred stock into common stock may be a taxable exchange for a non-U.S. holder if the Company’s preferred stock constitutes a USRPI. Even if the Company’s preferred stock constitutes a USRPI, provided the common stock also constitutes a USRPI, a non-U.S. holder generally will not recognize gain or loss upon a conversion of preferred stock into common stock so long as certain FIRPTA-related reporting requirements are satisfied. If the Company’s preferred stock constitutes a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (e.g., a corporate or non-corporate shareholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. holder’s common stock received over such non-U.S. holder’s adjusted tax basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock.
Non-U.S. holders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such non-U.S. holder exchanges common stock received on a conversion of preferred stock for cash or other property.
Redemption of Preferred Stock
For a discussion of the treatment of a redemption of preferred stock, see “Federal Income Taxation of U.S. Holders — Redemption of Preferred Stock.”
FIRPTA Exception for Qualified Shareholders of REITs
Stock of a REIT held (directly or through one or more partnerships) by a “qualified shareholder” will not be a USRPI, and neither gain on sale of such stock nor capital gain dividends from such a REIT will be treated as gain from the sale of a USRPI, unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT (an “applicable investor”). If the qualified shareholder has such an applicable investor, gains and REIT distributions allocable to the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as gains from the sale of USRPIs. For these purposes, a “qualified shareholder” is a foreign person that is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a “qualified collective investment vehicle,” and maintains records on the identity of certain 5% owners. A “qualified collective investment vehicle” is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT’s stock, a publicly traded partnership that is a withholding foreign partnership that would be a United States real property holding corporation if it were a United States corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of the Code or required to include dividends in its gross income but entitled to a deduction for distributions to its investors. Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends. The rules applicable to qualified shareholders are complex and investors who believe that they may be qualified shareholders should consult with their own tax advisor to find out if these rules are applicable to them.
FIRPTA Exception for Interests Held by Foreign Retirement or Pension Funds
“Qualified foreign pension funds” and entities that are wholly owned by a qualified foreign pension fund are exempted from FIRPTA and FIRPTA withholding. For these purposes, a “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement if  (i) it was created or organized under foreign law, (ii) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) it is subject to government regulation and provides annual information reporting about its beneficiaries to the applicable tax authorities in the country in which it is established or operates, and (v) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate. The rules applicable to qualified foreign pension funds are complex and investors who believe that they may be qualified foreign pension funds should consult with their own tax advisor to find out if these rules are applicable to them.
No “Cleansed” REITs
The so-called FIRPTA “cleansing rule” (which applies to corporations that no longer have any USRPIs and have recognized all gain on their USRPIs) will not apply to a REIT or a registered investment company or a corporation if the corporation or any predecessor was a REIT or a registered investment company during the applicable testing period.
Federal Taxation of Tax-Exempt Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (which is referred to in this section as “UBTI”). While many investments in real estate generate UBTI, the IRS has ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held its shares of the Company’s capital stock as “debt financed property” within the meaning of the Code (that is, property the acquisition of which is financed through a borrowing by the tax-exempt shareholder), and (2) the shares are not otherwise used in an unrelated trade or business, the Company believes that its distributions and income from the sale of its shares should not give rise to UBTI to a tax-exempt shareholder.
Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (9), (17) and (20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI.
A pension trust that owns more than 10% of the value of the Company’s shares could be required to treat a percentage of the dividends from the Company as UBTI if it is a “pension-held REIT.” The Company will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of its shares, or (2) a group of pension trusts, each individually holding more than 10% of the value of its shares, collectively owns more than 50% of the value of its shares. The Company believes that it currently is not a pension-held REIT. Because the Company’s shares are publicly traded, however, no assurance can be given that is not (or will not be) a pension-held REIT.
Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of an investment in the Company’s capital stock.
Taxation of Holders of the Operating Partnership’s Debt Securities
The following summary describes the material federal income tax consequences of acquiring, owning, and disposing of the Operating Partnership’s debt securities. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
U.S. Holders
Payments of Interest.   Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for federal income tax purposes.
Sale or Other Taxable Disposition.   A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement, or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
Payments of Interest.   Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to federal income tax or withholding, provided that:
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the non-U.S. holder does not, actually or constructively, own 10% or more of the Operating Partnership’s capital or profits;

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the non-U.S. holder is not a controlled foreign corporation related to the Operating Partnership, through actual or constructive stock ownership; and

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either: (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to federal income tax at the regular graduated rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition.   A non-U.S. holder will not be subject to federal income tax on any gain realized upon the sale, exchange, redemption, retirement, or other taxable disposition of a debt security

(such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Non-U.S. Holders — Payments of Interest”) unless:
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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

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the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Other Tax Considerations
Information Reporting Requirements and Backup Withholding Tax
Under certain circumstances, U.S. holders of the Company’s securities and the Operating Partnership’s debt securities may be subject to backup withholding at a rate of 24% (through 2025 and then at 28% thereafter) on payments made with respect to, or cash proceeds of a sale or other taxable disposition of, such securities (including a redemption or retirement of a debt security). Backup withholding will apply only if the U.S. holder (1) fails to furnish its taxpayer identification number, referred to in this section as a “TIN” (which, for an individual, would be his or her social security number), (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalty of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. Prospective investors should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. holder of the Company’s securities or the Operating Partnership’s debt securities will be allowed as a credit against such holder’s federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. In addition, the Company may be required to withhold a portion of capital gain distributions to, or gross proceeds from its redemption of shares from, any holders who fail to certify their non-foreign status, if applicable.
Additional issues may arise pertaining to information reporting and backup withholding with respect to non-U.S. holders, and non-U.S. holders should consult their tax advisors with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to non-U.S. holders is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a non-U.S. holder will be allowed as a credit against any federal income tax liability of such non-U.S. Holder. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.
Medicare Tax
Certain U.S. holders who are individuals, estates or trusts will be required to pay a 3.8% Medicare tax with respect to, inter alia, dividends on the Company’s capital stock, interest on debt securities, and capital gains from the sale or other disposition of the Company’s securities or the Operating Partnership’s debt securities, subject to certain exceptions. Prospective U.S. holders should consult their tax advisors regarding the applicability of this tax to any income and gains in respect of an investment in the Company’s securities or the Operating Partnership’s debt securities.
Additional Federal Income Tax Withholding Rules — Reporting and Withholding on Foreign Financial Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Currently, certain foreign financial institutions and non-financial foreign entities are subject to a 30% U.S. federal withholding tax on dividends on the Company’s capital stock and interest on the Operating Partnership’s debt securities unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government (or complies with applicable alternative procedures pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity and complies with certain other applicable reporting obligations. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the possible implications of these withholding provisions in light of their individual circumstances. Neither the Company nor the Operating Partnership will pay any additional amounts in respect of any amounts withheld.
Legislative or Other Actions Affecting REITs
The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the federal income tax treatment of an investment in the Company. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to Treasury Regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in the Company’s securities or the Operating Partnership’s debt securities. The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, significantly changed the U.S. federal income tax laws. Additional technical corrections or other administrative guidance interpreting the Tax Cuts and Jobs Act may be forthcoming at any time.
Any such changes to the tax laws or interpretations thereof, with or without retroactive application, could materially and adversely affect holders of the Company’s securities, holders of the Operating Partnership’s debt securities, or the Company. The Company cannot predict how changes in the tax laws might affect holders of its securities, holders of the Operating Partnership’s debt securities, or the Company. New legislation, Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect the Company’s ability to continue to qualify as a REIT, or the federal income tax consequences to holders of the Company’s securities, holders of the Operating Partnership’s debt securities, and the Company of such qualification, or could have other adverse consequences, including with respect to ownership of the Company’s securities or the Operating Partnership’s debt securities. Investors are urged to consult their tax advisors with respect to the status of legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in the Company’s securities or the Operating Partnership’s debt securities.
State and Local Taxes
The Company is subject to state, local, or other taxation in various state, local, or other jurisdictions, including those in which it transacts business or owns property. In addition, a holder of the Company’s securities or the Operating Partnership’s debt securities may be subject to state, local, or other taxation on distributions with respect to such securities in various state, local, or other jurisdictions, including the jurisdiction in which the holder resides. The tax treatment in such jurisdictions may differ from the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local, and other tax laws on their investment in the Company’s securities and the Operating Partnership’s debt securities.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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through underwriters or dealers;

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directly to purchasers;

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in a rights offering;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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through agents;

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in block trades;

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through forward or other derivative transactions relating to the shares of common stock or other securities being registered hereunder;

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through a combination of any of these methods; or

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through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other securityholders.
The prospectus supplement with respect to any offering of securities will include the following information to the extent applicable:
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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price or initial public offering price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.
Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The Company’s SEC filings are also available on our website at www.agreerealty.com. However, information located on or accessible from our website is not a part of this prospectus, other than documents that the Company files with the SEC that are incorporated or deemed to be incorporated by reference into this prospectus.
Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC, free of charge, on its website at www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The documents listed below have been filed by the Company under the Exchange Act with the SEC and are incorporated by reference into this prospectus:
•
The Company’s Annual Report on Form 10-K for the year ended December 31, 2019;

•
The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 from the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2020;

•
The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•
The Company’s Current Reports on Form 8-K filed on January 6, 2020, March 24, 2020, March 30, 2020, April 1, 2020, April 2, 2020, April 22, 2020, and May 6, 2020; and

•
The description of the common stock in the Company’s registration statement on Form 8-A filed on March 18, 1994, including any amendments and reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus and the accompanying prospectus supplement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the accompanying prospectus supplement and any previously filed documents.
This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.
Copies of all documents which are incorporated by reference into this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request. Requests should be directed to our Secretary, 70 E. Long Lake Road, Bloomfield Hills, Michigan 48304 (telephone number: (248) 737-4190). You may also obtain copies of these filings, at no cost, by accessing our website at www.agreerealty.com; however, except as expressly stated herein, the information located on or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated by reference into any other filing that we submit to the SEC.

EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference into this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the validity of any shares of common stock or preferred stock of Agree Realty Corporation offered by means of this prospectus and certain other legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland, and certain legal matters with respect to the validity of any securities issued by Agree Limited Partnership offered by means of this prospectus, certain other legal matters and certain tax matters will be passed upon for us by Honigman LLP, Detroit, Michigan.

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AGREE LIMITED PARTNERSHIP
     % Notes due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Citigroup
Wells Fargo Securities
Jefferies

           , 2020